UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MAXYGEN, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXYGEN, INC.

515 Galveston Drive

Redwood City, California 94063

April 13, 2011

To Our Stockholders:

I am pleased to invite you to attend the Maxygen, Inc. 2011 Annual Meeting of Stockholders. The meeting will be held at the offices of Maxygen, 301 Galveston Drive, Redwood City, California 94063, on May 27, 2011, at 8:30 a.m. local time.

The matters that we expect to act upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement. We will also transact ordinary annual meeting business at the Annual Meeting of Stockholders.

This year, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. We believe this e-proxy process, also known as “notice and access,” expedites stockholders’ receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about April 13, 2011, we will mail to our stockholders of record and beneficial owners as of Friday, April 1, 2011, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report on the Internet and also how to vote their shares via the Internet or by telephone. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and this Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or by telephone or, if you have received printed proxy materials, you vote by Internet, by telephone or by mailing your completed proxy card or voter instruction form.

Thank you for your continuing support.

Sincerely,

/s/ Isaac Stein
Isaac Stein Executive Chairman of the Board of Directors

MAXYGEN, INC.

515 Galveston Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxygen, Inc., a Delaware corporation (the “Company” or “Maxygen”), will be held on May 27, 2011, at 8:30 a.m. local time at the offices of Maxygen, Inc., 301 Galveston Drive, Redwood City, California 94063 for the following purposes:

1.	To elect six directors of Maxygen, each to serve until the 2012 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. Maxygen’s Board of Directors intends to present the following nominees for election as directors:

Louis G. Lange	Gordon Ringold
Kenneth B. Lee, Jr.	Isaac Stein
Ernest Mario	James R. Sulat

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2011.

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency (every 1, 2, or 3 years) of future advisory votes regarding executive compensation; and

5.	To consider any other business properly brought before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 1, 2011 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares be represented and voted at the meeting. You can vote your shares over the Internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see the information beginning on page 3 of the Proxy Statement.

You may attend the meeting only if you owned shares of our common stock at the close of business on April 1, 2011. If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described on page 4 of the Proxy Statement. If you do not comply with these procedures, you will not be admitted to the meeting.

By Order of the Board of Directors

/s/ John M. Borkholder
John M. Borkholder General Counsel & Secretary

Redwood City, California

April 13, 2011

This Notice and the accompanying Proxy Statement, 2010 Annual Report, and proxy card or voting instruction form were either made available to you over the Internet or mailed to you beginning on or about April 13, 2011.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors of Maxygen, for use at the Annual Meeting of Stockholders of Maxygen to be held on May 27, 2011 at 8:30 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Maxygen’s offices at 301 Galveston Drive, Redwood City, California 94063. Maxygen’s telephone number is (650) 298-5300.

The proxy materials, including this Proxy Statement, proxy card and our 2010 Annual Report on Form 10-K are first being made available over the Internet or distributed to stockholders of record as of April 1, 2011 (the “Record Date”) on or about April 13, 2011. These materials are also available at www.proxyvote.com in a manner that does not infringe upon the anonymity of the person accessing such website.

Why am I receiving these proxy materials?

We have made the proxy materials available to you over the Internet or, in some cases, we have mailed you paper copies of these materials because you owned shares of our common stock as of the Record Date. These proxy materials relate to our Annual Meeting (and any adjournment thereof) and describe the matters on which we would like you, as a stockholder, to vote.

Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?

This year we are using the Securities and Exchange Commission’s notice and access rule that allows us to furnish our proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 13, 2011, we sent to most of our stockholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the Internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our stockholders, including stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the Internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

How can I receive my proxy materials electronically in the future?

Although you may request to receive paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice.

If we sent you paper copies of the proxy materials or the notice of Internet availability of the proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www-us.computershare.com/investor and follow the instructions for requesting meeting materials or call 1-877-373-6374.

• Street Name Holders	If you hold your shares in street name, which is typically the case if you hold your shares in a brokerage account, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the Annual Meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

When and where is the Annual Meeting?

The Annual Meeting will be held at the offices of Maxygen, Inc., 301 Galveston Drive, Redwood City, California 94063, on May 27, 2011 at 8:30 a.m. local time.

When is Maxygen’s Record Date?

The Record Date is April 1, 2011. Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 30,175,001 shares of Maxygen’s common stock were issued and outstanding and entitled to vote.

What proposals will be voted on at the Annual Meeting?

You will be asked to consider and vote on the following proposals:

1.	To elect six directors of Maxygen, each to serve until the 2012 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal. Maxygen’s Board of Directors intends to present the following nominees for election as directors:

Louis G. Lange	Gordon Ringold
Kenneth B. Lee, Jr.	Isaac Stein
Ernest Mario	James R. Sulat

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the fiscal year ending December 31, 2011.

3.	To hold an advisory vote on executive compensation (known as a “say-on-pay” proposal).

4.	To hold an advisory vote on the frequency (every 1, 2, or 3 years) of future advisory votes regarding executive compensation (known as a “say-on-frequency” or “say-when-on-pay” proposal).

We will also consider any other business that properly comes before the Annual Meeting. However, as of the date this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than the matters referred to above.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

1.	FOR the election to the Board of the six nominees named in this Proxy Statement.

2.	FOR the ratification of Ernst & Young LLP as Maxygen’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.	FOR the proposal regarding an advisory vote on executive compensation.

4.	FOR the option of every 1 YEAR as the frequency with which stockholders are provided a future advisory vote regarding executive compensation.

What does it mean if I get more than one notice or set of proxy materials?

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How do I vote without attending the Annual Meeting?

You don’t have to attend the Annual Meeting to vote. The Board is soliciting proxies so that you can vote before the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), there are three ways you can vote by proxy:

• By Internet	You may vote over the Internet by going to www.proxyvote.com and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the notice of Internet availability of proxy materials or proxy card you received.

• By Telephone	You may vote by telephone by calling 1-800-690-6903 and following the recorded instructions. To vote by telephone, you will also need your control number referred to above.

• By Mail	You may vote by completing, signing, dating, and returning the proxy card you received in the mail, if you received paper copies of the proxy materials.

If your shares are held in street name, you may vote your shares before the meeting over the Internet by following the instructions on the notice of Internet availability of proxy materials you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if Internet or telephone voting is available to you.

If you received more than one notice of Internet availability of proxy materials or proxy card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the Internet or by telephone for each of your accounts. If you vote over the Internet or by telephone, you should not mail back any proxy card you received.

If you vote using one of the methods described above, you will be designating each of James R. Sulat and John Borkholder, both of whom are executive officers, as your proxy to vote your shares as you instruct. If you sign and return your proxy card or vote over the Internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations above. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

How do I vote by telephone or through the Internet?

If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting described above. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2011. If your shares of common stock are held in “street name” for your account, your broker, bank or other nominee will advise you whether you may vote by telephone or through the Internet. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

How do I vote in person at the Annual Meeting?

If you are a stockholder of record of Maxygen as of the Record Date, you may attend the Annual Meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above. Your vote will be counted even if you later decide not to attend. You may obtain directions to the location of the Annual Meeting by visiting our website at www.maxygen.com or by contacting us at (650) 298-5300.

If you hold your shares in “street name,” you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee.

Can I change my vote after I have submitted my vote by Internet, telephone or mail?

Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Maxygen a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke the proxy. If your shares are held in the name of a broker, bank or other nominee who is the record holder, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

What is the procedure for soliciting proxies?

Maxygen will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. Maxygen will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock, beneficially owned by others to forward these materials to the beneficial owners of common stock. Maxygen may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Proxies may also be solicited by certain of Maxygen’s directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter. Maxygen has also retained a proxy solicitor, Okapi Partners LLC, and estimates that fees for such solicitor will be approximately $7,500, plus expenses.

What are broker non-votes?

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares on matters that are not considered routine. Currently, only the proposal to ratify our independent auditors (Proposal No. 2) is considered a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote. If the matter is not considered routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Therefore, your broker will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.” Currently, stockholder votes on the election of directors (Proposal No. 1), the proposal regarding an advisory vote on executive compensation (Proposal No. 3), and the proposal regarding an advisory vote on the frequency of future advisory votes regarding executive compensation (Proposal No. 4) are not considered to be routine matters. Therefore, brokers holding shares for you will not have the ability to cast votes with respect to these items unless they have received instructions from you. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these proposals will be counted.

How many votes must be present to hold the Annual Meeting?

A quorum must be present before we can conduct any business at the Annual Meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the

Record Date to be present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes.

In accordance with Delaware law, a list of stockholders will be available for inspection in the office of the Corporate Secretary, Maxygen, Inc., 301 Galveston Drive, Redwood City, California for ten days prior to the Annual Meeting. Such list also will be available at the Annual Meeting.

What vote is required to approve each proposal?

•	Election of Directors (Proposal No. 1). Under our Bylaws, directors are elected to the Board by a plurality of the votes present in person or represented by proxy and entitled to vote.

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Ratification of Ernst & Young LLP (Proposal No. 2). Under our By-Laws, the ratification of Ernst & Young LLP will be approved if a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal vote “FOR” this proposal. Our Bylaws do not require that stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of Maxygen and its stockholders.

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Advisory Vote on Executive Compensation (Proposal No. 3). Under our Bylaws, the resolution on executive compensation will be approved if a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal vote “FOR” this proposal. Because your vote on this proposal is advisory, it will not be binding on the Company or the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will carefully consider the outcome of this vote when deliberating future executive compensation decisions for named executive officers.

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Advisory Vote on the Frequency of Future Advisory Votes Regarding Executive Compensation (Proposal No. 4). Our stockholders will have four options to choose from when voting on the advisory vote on the frequency of future advisory votes regarding executive compensation: “1 YEAR”; “2 YEARS”; “3 YEARS”; or “ABSTAIN.” Under our Bylaws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal will be the option selected by our stockholders. Because your vote on this proposal is advisory, it will not be binding on the Company or the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will carefully consider the outcome of this vote when making future decisions regarding the frequency of say-on-pay votes.

How are votes counted?

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Election of Directors (Proposal No. 1). You may vote “FOR” all director nominees, “WITHHOLD” your vote from all nominees or you may vote “FOR” all nominees except for any nominee(s) you specify. We will not count abstentions or broker non-votes as either for or against a director, so abstentions and broker non-votes have no effect on the election of a director.

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Ratification of Ernst & Young LLP (Proposal No. 2). You may vote “FOR” or “AGAINST” this proposal, or “ABSTAIN” from voting on this proposal. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this proposal.

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Advisory Vote on Executive Compensation (Proposal No. 3). You may vote “FOR” or “AGAINST” this proposal, or “ABSTAIN” from voting on this proposal. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this proposal. Broker non-votes are not considered to be entitled to vote on this proposal and, therefore, will have no effect on the voting results of this proposal.

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Advisory Vote on the Frequency of Future Advisory Votes Regarding Executive Compensation (Proposal No. 4). You may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN” from voting on this proposal. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against each option in this proposal. Broker non-votes are not considered to be entitled to vote on this proposal and, therefore, will have no effect on the voting results of this proposal.

Where can I find electronic access to the Proxy Materials and Annual Report?

This Proxy Statement and our 2010 Annual Report are available on our website at www.maxygen.com. These materials are also available at www.proxyvote.com in a manner that does not infringe on the anonymity of the person accessing such website. Instead of receiving copies of our future annual reports and proxy materials by mail, stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your future proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. Please see “How can I receive my proxy materials electronically in the future?” above.

Who can help answer further questions?

If you have more questions about the Annual Meeting or this Proxy Statement, you should contact us as follows:

Maxygen, Inc.

Attn: Secretary

515 Galveston Drive

Redwood City, CA 94063

Telephone: (650) 298-5300

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect members of the Board to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. The Board has nominated all of the current directors for re-election to the Board. Each nominee listed below is currently a director of the Company. The size of the Board is presently set at six members. Accordingly, six nominees will be elected at the Annual Meeting to be the six directors of the Company. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees in alphabetical order and certain information about them as of April 13, 2011, are set forth below:

Name of Nominee	Age	Position Held With the Company	Director Since
Louis G. Lange, M.D., Ph.D(1)	62	Director	2005
Kenneth B. Lee, Jr.(1)	63	Director	2009
Ernest Mario, Ph.D.(1)	72	Director	2001
Gordon Ringold, Ph.D.(1)(2)	60	Director	1997
Isaac Stein(2)	64	Director & Executive Chairman of the Board	1996
James R. Sulat(2)	60	Chief Executive Officer, Chief Financial Officer & Director	2003

(1)	Member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.
(2)	Member of the Alliances Committee.

Louis G. Lange, M.D., Ph.D., has served as a director since December 2005. Dr. Lange is currently a partner with Asset Management Company, a venture capital firm that he joined in June 2009. Since June 2009, Dr. Lange has also served as a Senior Advisor of Gilead Sciences, Inc. From April 2009 to June 2009, Dr. Lange served as Executive Vice President, Cardiovascular Therapeutics, of Gilead. He was a founder of CV Therapeutics, Inc. and served as its Chairman and Chief Executive Officer from August 1992 until the acquisition of the company by Gilead in April 2009. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997 and was a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization from 1999 to 2009. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Kenneth B. Lee, Jr. has served as a director since September 2009. He is currently a General Partner with Hatteras Venture Partners, LLC (formerly, BioVista Capital, LLC), which he joined in 2003. From January 2002 to June 2002, Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company. From 2000 to 2001, Mr. Lee was Managing Director of Ernst & Young LLP’s Health Sciences Corporate Finance Group. From 1982 through 2000, Mr. Lee was a Partner of Ernst & Young LLP. Mr. Lee is also a director of Inspire Pharmaceuticals, Inc. and Pozen, Inc. and has previously served as a director of Abgenix, Inc., OSI Pharmaceuticals and CV Therapeutics, Inc. Mr. Lee also serves as a member of the executive committee of the Board of the North Carolina Biotechnology Industry Organization. Mr. Lee received a B.A. from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

Ernest Mario, Ph.D., has served as a director since July 2001. Since August 2007, Dr. Mario has served as the Chairman of the Board and Chief Executive Officer of Capnia, Inc., a privately held pharmaceutical company. From April 2003 to August 2007, Dr. Mario served as the Chairman of the Board and Chief Executive Officer of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company. Prior to joining Reliant Pharmaceuticals, he was Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor Apothogen, Inc. from January 2002 until April 2003. Dr. Mario was the Chairman and Chief Executive Officer of ALZA Corporation, a pharmaceutical company, from 1997 to 2001 and was Co-Chairman and Chief Executive Officer of ALZA Corporation from 1993 to 1997. Prior to joining ALZA, Dr. Mario served as Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, from 1989 to 1993, and as Deputy Chairman from 1992 to 1993. Dr. Mario is also a director of Pharmaceutical Product Development, Inc. Celgene Corporation and Boston Scientific Corporation and has previously served as a director of IntraBiotics Pharmaceuticals, Inc. Dr. Mario received a Ph.D. and an M.S. in physical sciences from the University of Rhode Island and a B.S. in pharmacy from the Ernest Mario School of Pharmacy at Rutgers University.

Gordon Ringold, Ph.D., has served as a director since September 1997. Since June 2010, Dr. Ringold has served as the Senior Director of the University of California, Santa Cruz, Silicon Valley Initiatives. Since June 2010, Dr. Ringold also has served as the Executive Chairman of Alavita Pharmaceuticals, Inc., a private biotechnology company. Dr. Ringold previously served as the Chairman and Chief Executive Officer of that company from 2005 to June 2010. From 1997 to 2005, Dr. Ringold served as Chairman and Chief Executive Officer of SurroMed, Inc., a biotechnology company focused on novel clinical databases. From March 1995 to February 2000, Dr. Ringold was Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Before serving as Chief Executive Officer of Affymax, Dr. Ringold was the President and Scientific Director of Affymax Research Institute. Dr. Ringold is also a director of Alexza Pharmaceuticals, Inc. Dr. Ringold received a Ph.D. in microbiology from the University of California, San Francisco in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz.

Isaac Stein has served as the Company’s Chairman of the Board of Directors since June 1998 and as Executive Chairman of the Board of Directors since September 2009, and has been a director since May 1996. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is a member of and the emeritus Chairman of the Board of Trustees of Stanford University and is a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc. and The Income Fund of America, Inc. (all affiliated with the Capital Group Companies), and Alexza Pharmaceuticals, Inc. He is also a director of the James Irvine Foundation. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

James R. Sulat has served as the Company’s Chief Executive Officer and Chief Financial Officer since October 2009 and has served as a director since October 2003. From February 2008 to November 2008, Mr. Sulat served as the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From May 2005 to February 2008, Mr. Sulat served as Chief Executive Officer of Memory Pharmaceuticals Corp. Mr. Sulat was Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., a diversified printing company, from February 2004 until May 2004. From April 2003 to February

2004, Mr. Sulat was Senior Executive Vice President of Moore Wallace Incorporated, a diversified printing company that was acquired by R.R. Donnelley in 2004. From April 1998 to April 2003, Mr. Sulat was Vice President and Chief Financial Officer of Chiron Corporation, a biotechnology company. Mr. Sulat is also a director of Intercell AG and Momenta Pharmaceuticals, Inc., and has previously served as a director of Memory Pharmaceuticals Corp. and Vans, Inc. Mr. Sulat holds a B.S. from Yale University, an M.B.A. from Stanford University and an M.S. in health services administration from Stanford University.

Qualifications of Nominees

Our Board and Corporate Governance and Nominating Committee have evaluated and recommended each of the six directors currently standing for election at the Annual Meeting. The following table highlights the specific experience, qualifications, attributes and skills of the director nominees that led to the conclusion that the nominee should serve as a director of Maxygen:

Nominee	Relevant Experience and Qualifications
Louis G. Lange	Significant leadership and business experience, including as a partner of Asset Management Company, a venture capital firm focused on the information technology and life science sectors, as the founder of CV Therapeutics, Inc. and by serving as the Chairman and Chief Executive Officer of CV Therapeutics from August 1992 until the acquisition of the company by Gilead in April 2009. Significant scientific experience, as he holds a Ph.D. in biological chemistry from Harvard University and previously served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Breadth of knowledge about Maxygen’s business given service on Maxygen’s Board since 2005.

Kenneth B. Lee, Jr.	Significant business experience, including currently serving as a General Partner with Hatteras Venture Partners, LLC, a venture capital firm focused on biopharmaceuticals, medical devices, diagnostics, and related opportunities in human medicine, and as a current or former director of several other biopharmaceutical companies, including Inspire Pharmaceuticals, Inc., Pozen, Inc., Abgenix, Inc., OSI Pharmaceuticals and CV Therapeutics, Inc. Significant financial expertise as he previously served as Managing Director of Ernst & Young LLP’s Health Sciences Corporate Finance Group and as a Partner of Ernst & Young LLP.

Ernest Mario	Significant leadership and business experience, including currently serving as the Chairman of the Board and Chief Executive Officer of Capnia, Inc., a privately held pharmaceutical company, and by previously serving as Chief Executive Officer of several public and private pharmaceutical and biopharmaceutical companies, including Reliant Pharmaceuticals, Inc., IntraBiotics Pharmaceuticals, Inc., ALZA Corporation and Glaxo Holdings plc. Significant scientific experience, as he holds a Ph.D. and an M.S. in physical sciences from the University of Rhode Island and a B.S. in pharmacy from the Ernest Mario School of Pharmacy at Rutgers University. Breadth of knowledge about Maxygen’s business, given service on Maxygen’s Board since 2001.

Gordon Ringold	Significant leadership and business experience, including currently serving as the Senior Director of the University of California, Santa Cruz, Silicon Valley Initiatives and as the Executive Chairman of Alavita Pharmaceuticals, Inc. and previously serving as the Chairman and Chief Executive Officer of Alavita and as the Chief Executive Officer of SurroMed, Inc. and Affymax Research Institute. Significant scientific experience, as he earned a Ph.D. in microbiology from the University of California, San Francisco in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Breadth of knowledge about Maxygen’s business as a result of service on Maxygen’s Board since 1997.

Nominee	Relevant Experience and Qualifications
Isaac Stein	Significant leadership, business and financial experience across a range of industries, including biotechnology and investment management, by currently serving as the President of Waverley Associates, Inc., a private investment firm, and as a member of the board of directors of various public and private biopharmaceutical companies, including Alexza Pharmaceuticals, Inc., and various investment funds, including the American Balanced Fund, Inc., International Growth and Income Fund, Inc. and The Income Fund of America, Inc. (all affiliated with the Capital Group Companies). Significant business and legal expertise, as he holds both an M.B.A. and J.D. from Stanford University and previously served as a partner in the law firm of Heller Ehrman White & McAuliffe LLP. Breadth of knowledge about Maxygen’s business as a result of service on Maxygen’s Board since its formation in 1996, including as the Chairman of Maxygen’s Board since June 1998 and as Executive Chairman since September 2009.

James R. Sulat	Significant leadership, business and financial experience, including by serving as Maxygen’s Chief Executive Officer and Chief Financial Officer since October 2009 and previously serving as Chief Executive Officer and Chief Financial Officer of Memory Pharmaceuticals Corp, as Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., and as Chief Financial Officer of Chiron Corporation, and by serving as a member of the board of Intercell AG and Momenta Pharmaceuticals, Inc. Breadth of knowledge about Maxygen’s business given service on Maxygen’s Board since 2005, including as Chairman of the Audit Committee until October 2009.

Director Compensation

Non-employee directors of the Company are paid (i) an annual retainer fee of $40,000; (ii) an annual retainer fee of $20,000 for service as chairperson of the Audit Committee of the Board, if applicable; (iii) an annual retainer fee of $15,000 for service as chairperson of any committee of the Board other than the Audit Committee, if applicable; (iv) an annual retainer fee of $5,000 for service as a member (but not the chairperson) of any committee of the Board, if and as applicable; (v) a meeting fee of $5,000 per meeting of the Board; (vi) a meeting fee of $1,000 per special or telephonic meeting of the Board of limited duration; (vii) a meeting fee of $5,000 per meeting of the Alliances Committee of the Board; and (viii) a meeting fee of $1,000 per meeting of a committee of the Board (including meetings of any special or ad hoc committee of the Board) other than the Alliances Committee.

Non-employee members of the Board also receive nondiscretionary, automatic grants of 15,000 restricted shares of common stock of the Company on the date that the Board member first is appointed or elected to the Board. In addition, non-employee members of the Board receive nondiscretionary, automatic grants of 10,000 restricted shares of common stock of the Company each year on the date of the first meeting of the Board immediately following each annual meeting of stockholders of the Company (even if held on the same day as any such annual meeting of stockholders of the Company); provided, however, that the Board member is not an employee of the Company as of any such date.

Both the initial and annual awards of restricted shares of common stock of the Company to non-employee members of the Board are made under the Company’s 2006 Equity Incentive Plan, or 2006 Plan, and subject to the non-employee Board member’s continuous service to the Company, will vest as to 25% of the shares subject to the award each year on the first four anniversaries of the grant date; provided, however, that all shares subject to an award will immediately vest upon occurrence of a change in control or dissolution of the Company.

From time to time, the Board also approves the grant of additional equity awards to individual directors. In May 2008, the Board approved the grant of a restricted stock unit award covering 60,000 shares of Company common stock to Mr. Isaac Stein in his capacity as Chairman of the Board. This award was subject to the same terms and conditions applicable to the restricted stock unit awards granted to Company employees and became fully vested on November 30, 2009. In addition, on September 22, 2009, the Board authorized and approved special one-time grants of equity awards under the 2006 Plan to Mr. Stein and each non-employee member of the Board. Each non-employee member of the Board received (i) options to purchase 20,000 shares of common stock of the Company; (ii) 20,000 restricted shares of common stock of the Company; and (iii) contingent performance units, or CPUs, in the following amounts:

Name	CPU Award (# units)
Louis Lange	64,388
Kenneth Lee	15,314
Ernest Mario	40,669
Gordon Ringold	40,669

Mr. Stein was awarded (i) an option to purchase 200,000 shares of common stock of the Company, (ii) 200,000 restricted shares of common stock of the Company, and (iii) 290,813 CPUs. These awards are subject to the same terms and conditions applicable to the awards granted to Company employees on such date, with 10% of the shares subject to the option and restricted stock awards vesting on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to the awards, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to the awards, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the awards; provided, however, that all shares subject to the award will immediately vest upon occurrence of a change in control or dissolution of the Company. The stock options had an exercise price of $6.53, which was the closing price of our common stock on the Nasdaq Global Market on the date of grant, and expire ten years after the date of grant.

In addition to the compensation paid or awarded to Mr. Stein for his services as a member of the Board and Executive Chairman of the Board, in 2006 the Company entered into a consulting agreement with Waverley Associates, Inc., or Waverley, a private investment firm for which Mr. Stein is the president and sole stockholder. Under this consulting arrangement, the Company pays consulting fees to Waverley and granted Mr. Stein an option to purchase shares of the Company’s common stock. See “Related Party Transactions” below. The amounts paid to Waverley in 2010 under the consulting agreement are included in the Director Compensation table below.

2010 Director Compensation Table

The following table shows compensation paid, earned or awarded to each member of our Board for 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation		Total
Isaac Stein, Executive Chairman	$—	$—	$—	$616,866	(2)	$616,866
James R. Sulat(3)	$—	$—	$—	$—		$—
Louis G. Lange	$94,061	$60,700	$—	$—		$154,761
Kenneth B. Lee, Jr.	$100,061	$60,700	$—	$—		$160,761
Ernest Mario	$95,000	$60,700	$—	$—		$155,700
Gordon Ringold	$115,061	$60,700	$—	$—		$175,761

(1)	Represents the aggregate grant date fair value of shares of restricted stock awards granted to the director in 2010 computed in accordance with FASB ASC Topic 718. See Note 1 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards. These amounts reflect the fair value of these awards for accounting purposes and do not represent the actual compensation received, or the actual value that may be realized, by the director. Aggregate stock option and restricted stock awards held by each of our directors as of December 31, 2010 is set forth below:

Name	Aggregate Option Awards Outstanding as of December 31, 2010	Aggregate Stock Awards Outstanding as of December 31, 2010
Isaac Stein, Executive Chairman	502,500	170,000
James R. Sulat	487,500	340,000
Louis G. Lange	92,500	34,500
Kenneth B. Lee, Jr.	20,000	34,500
Ernest Mario	117,500	34,500
Gordon Ringold	72,500	34,500

In addition, the compensation amounts above do not include any amounts attributable to the CPU awards granted to each director in September 2009. However, as a result of the Company’s distribution to its stockholders of shares of Codexis common stock and special cash distribution in the amount of $1.00 per share in December 2010, the value of the CPU awards became reasonably estimable for financial reporting purposes at December 31, 2010. Accordingly, the Company recognized approximately $884,000 of compensation expense in the three months ended December 31, 2010 related to all outstanding CPU awards. As the CPUs are accounted for as liability awards, the Company will re-measure their fair value at each reporting date, and will record compensation expense utilizing a straight-line attribution method. However, no grant date fair value was attributable to these awards and no dollar amounts attributable to the CPU awards with respect to grant date fair value, market value or other value is included in the Director Compensation table above. For illustrative purposes only, assuming a settlement of the CPUs on December 31, 2010, the aggregate potential value of the CPU awards granted to Messrs. Stein, Sulat, Lange, Lee, Mario and Ringold would have been approximately $94,000, $171,000, $26,000, $8,000, $26,000 and

$26,000, respectively, which amounts could have been settled by the Company in shares of Maxygen common stock, the property distributed to stockholders (i.e., shares of Codexis common stock) and/or cash. For additional information regarding the CPU awards, see “Compensation Discussion and Analysis— Executive Compensation Decisions in 2010 & 2011—Equity Incentive Program—Contingent Performance Units.”

(2)	Represents (i) $600,000 paid to Waverley during 2010 pursuant to the above referenced consulting agreement with Waverley and (ii) $16,866 representing the Company’s portion of insurance premiums for medical, dental and vision coverage under the Company’s group policies. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director.

(3)	Mr. Sulat was appointed our Chief Executive Officer and Chief Financial Officer effective October 1, 2009. As a result, his compensation is set forth in the Summary Compensation Table on page 41. Effective upon such appointment, Mr. Sulat no longer receives additional compensation for his service as a director.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines for the Company that embody long-standing practices of the Company and also include procedures designed to incorporate current corporate governance best practices. In addition, the Board has adopted a Code of Business Conduct for Employees, Executive Officers and Directors that establishes corporate standards of behavior for all our employees, officers, and directors. Copies of the Company’s Corporate Governance Guidelines and Code of Business Conduct are available on our website at www.maxygen.com under “Corporate Governance.”

Board Composition and Meetings

The Board currently consists of six members, each of whom is a nominee for election to the Board at the Annual Meeting. The Board met six times during 2010. No nominated director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

Director Attendance at Annual Meeting

The Board and the Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. All of the Company’s directors attended the 2010 Annual Meeting of Stockholders.

Board Independence

As required under the listing standards of the Nasdaq Global Market and our Corporate Governance Guidelines, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. Our Corporate Governance Guidelines require that, on an annual basis, each director complete a Director and Officer Questionnaire identifying any transactions with us in which the director or their family members have an interest. Consistent with these considerations, after review of the Director and Officer Questionnaires and all relevant information regarding transactions or relationships between each director or their family members, and the Company, our executive officers and our independent auditors, the Board has affirmatively determined that all of our current directors, except for Mr. Sulat, our Chief Executive Officer and Chief Financial Officer, and Mr. Stein, the Executive Chairman of the Board, are “independent” within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of the directors, except for Mr. Sulat and Mr. Stein, had a relationship with the Company other than as a director and stockholder. Mr. Sulat is not independent based on his service as our Chief Executive Officer and Chief Financial Officer. Mr. Stein is not independent by virtue of the consulting arrangement between us and Waverley Associates, Inc., a private investment firm of which Mr. Stein is the president and sole stockholder. See “Related Party Transactions.”

Board Leadership Structure

Mr. Stein has served as the Chairman of our Board since June 1998 and as Executive Chairman since September 2009. Mr. Sulat has served as our Chief Executive Officer, as well as our Chief Financial Officer, since October 2009. At this time, the Board believes that the positions of Chairman of the Board and Chief Executive Officer should remain separate to enable the Board to effectively provide guidance to, and oversight and accountability of, management. In carrying out his responsibilities as Executive Chairman, Mr. Stein preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. To fulfill his role, Mr. Stein, among other things, creates and maintains an effective working relationship between the Board and our management, provides the Chief Executive Officer with ongoing direction as to the current needs, interests and opinions of the Board, and ensures that the Board agenda is appropriately directed to the matters of greatest importance to the company. Mr. Stein’s duties as the Executive Chairman of the Board include: (i) presiding over all meetings of the Board; (ii) preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the Chief Executive Officer and other members of the Board; (iii) coordinating periodic review of management’s strategic plan for the Company; (iv) after consulting with other Board members and the Chief Executive Officer, making recommendations to the Corporate Governance and Nominating Committee as to the membership of various Board committees and committee chairs; (v) presiding over all meetings of stockholders; (vi) encouraging active participation by each member of the Board; and (vii) performing such other duties and services as the Board may require.

The Board believes this leadership model, together with all Board members (other than the Executive Chairman and the Chief Executive Officer) being independent, all key committees of the Board being comprised solely of, and chaired by, independent directors (and the fact that all independent directors currently are members of each of the key committees of the Board) and the Company’s established governance guidelines, provides an effective leadership structure for the Company.

The Board’s Role in Risk Management

Risk management is an integral part of deliberations by the Board and Board committees throughout the year. As a part of its oversight function, the Board monitors how management operates the Company. When making any decisions and approving strategies the Board considers, among other things, the risks and vulnerabilities the Company faces, including operational risks facing the Company, their relative magnitude and management’s plan for mitigating these risks.

Our Audit Committee, which is comprised solely of independent directors, is responsible for assessing the risks associated with the Company’s business. At one or more regular meetings of the Audit Committee, our Audit Committee reviews risks associated with our financial and accounting systems, accounting policies, investment strategies and other matters that have significant elements of risk associated with them. In addition, our Audit Committee regularly meets in executive session and in private sessions with Company’s independent registered public accounting firm to discuss, among other things, risks to Company’s business. Further, our Compensation Committee, which is also comprised solely of independent directors, is responsible for evaluating the Company’s compensation policies and practices for its employees to help ensure that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Committees

Standing committees of the Board include an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board has adopted and maintains charters for each of its standing committees. Copies of the charters of the committees named above are available on our website at www.maxygen.com under “Corporate Governance.”

Audit Committee. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for overseeing internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, (ii) reviews the Company’s annual financial statements with management and the Company’s independent registered public accounting firm prior to filing any Form 10-K; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal controls over financial reporting; (vi) reviews the scope of other services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and its significant relationships with the Company; (viii) reviews the adequacy of the

Company’s accounting and financial personnel resources; (ix) reviews the Audit Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the auditor’s review procedures, prior to filing any Form 10-Q; and (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit Committee deems appropriate.

The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees, received through established procedures, of these concerns.

During 2010, the Audit Committee met four times. The membership of the Audit Committee is currently comprised of Kenneth Lee (Chairman), Louis Lange, Ernest Mario and Gordon Ringold. The Audit Committee is a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board has determined that all current members of the Audit Committee are “independent” under applicable Nasdaq listing standards and the rules of the Securities and Exchange Commission, or SEC, regarding audit committee membership. The Board has also determined that each of Mr. Lee and Dr. Mario is an “audit committee financial expert” as defined under SEC rules.

Compensation Committee. The Compensation Committee reviews and approves all compensation programs applicable to executive officers of the Company, establishes, reviews, and evaluates the overall strategy for employee compensation, reviews and discusses with management the Compensation Discussion and Analysis (which is prepared by management), and prepares a Compensation Committee Report. The Compensation Committee is also responsible for evaluating and making recommendations to our Board regarding director compensation. As noted above, our Compensation Committee also evaluates Company’s compensation policies and practices for its employees to help ensure that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on Company. The Compensation Committee’s processes and procedures for determining executive compensation are described below in “Executive Compensation—Compensation Discussion and Analysis.”

Our Compensation Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. On a periodic basis, at the Compensation Committee’s request, we have engaged the compensation consultant Syzygy, Inc., or Syzygy. Syzygy’s primary role with the Company is as independent adviser to the Compensation Committee on executive compensation matters. In 2010, Syzygy was retained by the Compensation Committee to gather and analyze survey data and review and advise the Compensation Committee on (i) executive compensation practices and (ii) the selection of a peer group of companies for purposes of evaluating the Company’s executive compensation practices. In prior years, Syzygy has from time to time worked directly with management, with the consent of the Compensation Committee, to advise the Company regarding broad-based compensation plans for all employees.

During 2010, the Compensation Committee met four times. The Compensation Committee is currently comprised of Ernest Mario (Chairman), Louis Lange, Kenneth Lee and Gordon Ringold. The Board has determined that each member of the Compensation Committee is “independent” under applicable Nasdaq listing standards.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for the Board (including those proposed by stockholders, if any) and makes recommendations to the Board on potential Board members (whether created by vacancies or as part of the annual election cycle).

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or

Board members. Stockholders wishing to submit director recommendations for our 2012 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary in accordance with the time limitations, procedures and requirements described in the section titled “Process for Nominating Directors” below.

During 2010, the Corporate Governance and Nominating Committee met one time. The Corporate Governance and Nominating Committee is currently comprised of Louis Lange (Chairman), Kenneth Lee, Ernest Mario and Gordon Ringold. Mr. Lee was appointed as a member of the Corporate Governance and Nominating Committee on March 9, 2010.

Alliances Committee. Our Board also maintains an Alliances Committee that was formed in September 2009 and is responsible for periodically examining and reporting to the Board on the Company’s joint venture arrangement with Astellas Pharma Inc. Gordon Ringold (Chairman), Isaac Stein and James Sulat are the current members of the Alliances Committee. The Alliances Committee met four times during 2010. In connection with any consummation of the pending acquisition by Astellas of Maxygen’s equity interests in Perseid, this committee will eliminated by the Board.

Communications with the Board

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), any Board committee or any Chair of any such committee by U.S. mail or by e-mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. If by U.S. mail, such correspondence should be sent c/o Corporate Secretary, Maxygen, Inc., 515 Galveston Drive, Redwood City, CA 94063. E-mail messages should be sent to CorporateSecretary@maxygen.com.

All communications received as set forth in the preceding paragraph will be reviewed by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Process for Nominating Directors

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded biotechnology company; the individual’s understanding of the Company’s business; and the individual’s professional expertise and educational background. Our Corporate Governance and Nominating Committee will also consider whether the candidate assists in achieving a mix of members that promote a diversity of background, professions, views, geographic location and specialized experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best achieve the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Corporate Governance and Nominating Committee has not

established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product development experience) as being particularly desirable to help meet specific Board needs that have arisen. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 515 Galveston Drive, Redwood City, CA 94063. The Corporate Governance and Nominating Committee’s process does not vary based on whether or not a candidate is recommended by a stockholder.

The Company’s Bylaws set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2012 Annual Meeting of Stockholders notice of the nomination must be received by the Company prior to January 27, 2012. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. The Company’s Bylaws are available on our website at www.maxygen.com under “Corporate Governance.” Copies of the Company’s Bylaws may also be obtained by writing to the Corporate Secretary at the above address.

Code of Ethics

We have adopted a written code of ethics that applies to our senior financial officers, including our principal executive officer, principal financial officer and principal accounting officer. We have posted the text of such code of ethics on our website (www.maxygen.com). We intend to satisfy the disclosure requirement of Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer by posting such information on our website.

Compensation Committee Interlocks and Insider Participation

During 2010, Ernest Mario, Louis Lange, Kenneth Lee and Gordon Ringold served as members of the Company’s Compensation Committee. They have no relationship with the Company other than as directors and stockholders. During 2010, no executive officer of the Company served as a director, or as a member of any Compensation Committee, of any other for-profit entity that had an executive officer that served on the Board of Directors or Compensation Committee of the Company.

RELATED PARTY TRANSACTIONS

Consulting Arrangement with Waverley

On April 1, 2006, the Company entered into a two-year consulting agreement with Waverley for which Mr. Isaac Stein is the president and sole stockholder. Mr. Stein also currently serves as Executive Chairman of our Board. Pursuant to the terms of the agreement, Waverley makes the consulting services of Mr. Stein available to assist the Company and its affiliates and their respective management, employees and agents regarding the business of the Company. On September 22, 2009, the Board approved an amendment to the consulting agreement to increase the consulting fees payable by the Company to Waverley from $24,166 per month to $50,000 per month. In addition, pursuant to the terms of the agreement, the Company previously granted Mr. Stein an option to purchase 250,000 shares of the Company’s common stock. The option has an exercise price of $8.29 per share and became fully vested and exercisable in May 2007. The option was granted under and is subject to the terms of the 1997 Plan and a related stock option agreement. The consulting agreement provides for the automatic renewal of the agreement for successive one-year terms and a two-year notice period for termination of the agreement by either party. Effective September 22, 2009, Mr. Stein no longer receives additional compensation for his service as a director. The amount paid to Waverley under the consulting agreement during 2010 is set forth in the Director Compensation table above.

Change of Control Arrangements

We have entered into change of control agreements and retention and severance arrangements with Mr. Sulat and Mr. Yonehiro. Information regarding the material terms and potential payments under such agreements for each named executive officer is provided in the section titled “Potential Payments Upon Termination or Change of Control” on page 44.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Policies and Procedures

Our Code of Business Conduct and Ethics for Employees, Executive Officers and Directors establishes the corporate standards of behavior for all our employees, officers, and directors and generally prohibits transactions that result in a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. Our Code of Business Conduct requires all employees, officers, and directors to report potential conflicts of interest. A copy of the Code of Business Conduct is available on our website at www.maxygen.com under “Corporate Governance.” In addition, our Corporate Governance Guidelines require that, on an annual basis, each director and executive officer complete a Director and Officer Questionnaire identifying any transactions with us in which the executive officer or director or their family members have an interest. A copy of the Company’s Corporate Governance Guidelines is available on our website at www.maxygen.com under “Corporate Governance.” The Corporate Governance and Nominating Committee is responsible for reviewing and approving any waiver or exception to our Code of Business Conduct that involves a director or executive officer. This obligation is set forth in writing in the Corporate Governance and Nominating Committee charter, a copy of which is available on our website at www.maxygen.com under “Corporate Governance.”

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Company is submitting the Audit Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since December 1998. The Company expects that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

If a quorum is present and voting, the affirmative vote of a majority of the votes cast on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The Company’s Bylaws do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2009	2010
Audit fees(1)	$519,218	$595,725
Audit related fees(2)	73,995	1,995
Tax fees(3)	—	23,221

Total	$593,213	$620,941

(1)	Audit fees consisted of professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting, review of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and consultation regarding financial accounting and reporting standards.
(2)	Audit related fees consisted of subscription fees for Ernst & Young LLP’s online research service.
(3)	Tax fees in 2010 consisted of consultations in connection with certain tax planning studies.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1. Audit services include audit work performed with respect to the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2. Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice, and expatriate tax consulting and tax return preparation. The Company currently does not retain its independent registered public accounting firm for corporate tax compliance or corporate tax reporting services.

4. Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee (or as described below, the Chairman of the Audit Committee) pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all audit related services rendered in 2010 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

Audit Committee Report(1)

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Kenneth Lee (Chairman)
Louis Lange(2)
Ernest Mario
Gordon Ringold

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	Dr. Lange was appointed as a member of the Audit Committee on March 9, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of April 1, 2011 by (i) each of our directors and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each person known by us to own more than 5% of our common stock.

Percentage of ownership is based upon 30,175,001 shares outstanding as of April 1, 2011. All shares of common stock subject to options currently exercisable or exercisable within 60 days after April 1, 2011 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is c/o Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Dimensional Fund Advisors LP(1) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746 United States of America	2,457,684	8.1
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022 United States of America	2,223,460	7.4
Russell J. Howard(3) 265 Sobrante Way, Suite T Sunnyvale, CA 94086 United States of America	1,734,623	5.4
Conus Partners, Inc.(4) 49 West 38th Street, 11th Floor New York, NY 10018 United States of America	1,708,727	5.7
James R. Sulat(5)	568,399	1.9
Grant Yonehiro(6)	538,751	1.8
Isaac Stein(7)	958,404	3.1
Louis G. Lange(8)	116,500	*
Kenneth B. Lee, Jr.(9)	45,000	*
Ernest Mario(10)	144,464	*
Gordon Ringold(11)	416,194	1.4
All current directors and executive officers as a group (8 persons)	2,996,866	9.5

*	Less than 1% of Maxygen’s outstanding common stock.
(1)

Based solely upon a Schedule 13G filed with the SEC on February 11, 2011. According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither

Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of Maxygen that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Maxygen held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

(2)	Based solely upon a Schedule 13G filed with the SEC on February 7, 2011.
(3)	Based upon Amendment No. 6 to Schedule 13G filed with the SEC on February 11, 2011 and a review of the Company’s records. Consists of 9,621 shares held by the Maxygen 401(k) Plan as of December 31, 2010 and 1,725,002 shares that are subject to options that are immediately exercisable as of April 1, 2011.
(4)	Based solely upon Amendment No. 5 to Schedule 13G filed with the SEC on February 11, 2011.
(5)	Includes 320,000 shares of restricted stock that have not yet vested, 899 shares held by the Maxygen 401(k) Plan and 167,500 shares that are subject to options that are exercisable within 60 days of April 1, 2011.
(6)	Includes 4,175 shares held by the Maxygen 401(k) Plan and 452,500 shares that are subject to options that are immediately exercisable as of April 1, 2011.
(7)	Includes 160,000 shares of restricted stock that have not yet vested, 292,706 shares held by the Stein 1995 Revocable Trust, of which Mr. Stein is a trustee and 342,500 shares that are subject to options that are exercisable within 60 days of April 1, 2011. Also includes 63,198 shares held by Technogen Enterprises, L.L.C. Mr. Stein is a Managing Member of Technogen Enterprises, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability company.
(8)	Includes 33,500 shares of restricted stock that have not yet vested and 76,500 shares that are subject to options that are exercisable within 60 days of April 1, 2011.
(9)	Includes 33,500 shares of restricted stock that have not yet vested and 4,000 shares that are subject to options that are exercisable within 60 days of April 1, 2011.
(10)	Includes 33,500 shares of restricted stock that have not yet vested and 101,500 shares that are subject to options that are exercisable within 60 days of April 1, 2011.
(11)	Includes 33,500 shares of restricted stock that have not yet vested, 256,496 shares held by the Gordon Ringold and Tanya Zarucki Trust, of which Dr. Ringold is a trustee and 56,500 shares that are subject to options that are exercisable within 60 days of April 1, 2011. Also includes 63,198 shares held by Technogen Enterprises, L.L.C. Dr. Ringold is a Managing Member of Technogen Enterprises, L.L.C. and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited liability company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2006 Equity Incentive Plan	1,884,000		$7.12	(1)	4,049,423
1997 Stock Option Plan(2)	3,264,848		$9.63		—
1999 Nonemployee Directors Stock Option Plan(3)	210,000		$9.92		—
1999 Employee Stock Purchase Plan	—	(4)	—	(4)	1,446,179	(4)
All plans approved by security holders	5,358,848		$8.76		5,495,602
Equity compensation plans not approved by security holders
2000 Non-Officer Stock Option Plan(5)	1,718,135		$8.89		—
2000 International Stock Option Plan(6)	517,861		$11.99		—
All plans not approved by security holders	2,235,996		$9.61		—
Total	7,594,844		$9.01		5,495,602

(1)	Does not take into account restricted stock awards and contingent performance units granted under our 2006 Equity Incentive Plan.
(2)	The 1997 Stock Option Plan was terminated as to new awards on May 30, 2006 in connection with stockholder approval of the 2006 Equity Incentive Plan, although stock options remain outstanding under such plan.
(3)	The 1999 Nonemployee Directors Stock Option Plan expired on September 29, 2009, although stock options remain outstanding under such plan.
(4)	Under the 1999 Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable. In addition, as of September 1, 2009, we suspended all future employee purchases of our common stock under the 1999 Employee Stock Purchase Plan.
(5)	The 2000 Non-Officer Stock Option Plan expired on December 6, 2010, although stock options remain outstanding under such plan.
(6)	The 2000 International Stock Option Plan was terminated as to new awards on February 29, 2008 in connection with the cessation of operations at Maxygen ApS, the Company’s Danish subsidiary, although stock options remain outstanding under such plan.

EXECUTIVE OFFICERS

Executive officers are elected by the Board and serve at the discretion of the Board. Certain information regarding our executive officers as of April 13, 2011 is set forth below:

Name of Executive Officer	Age	Position Held With the Company
James R. Sulat.	60	Chief Executive Officer, Chief Financial Officer & Director
Grant Yonehiro(1)	47	Senior Vice President; President and Chief Executive Officer of Perseid Therapeutics LLC
John Borkholder(2)	42	General Counsel & Secretary

(1)	Upon a consummation of the pending acquisition of Maxygen’s equity interests in Perseid by Astellas Pharma Inc., Mr. Yonehiro, the President and Chief Executive Officer of Perseid, would no longer serve as an executive officer of Maxygen.
(2)	Mr. Borkholder was appointed as an executive officer effective March 16, 2011.

James R. Sulat’s biography is set forth under the heading “Proposal No. 1—Election of Directors.”

Grant Yonehiro has served as President and Chief Executive Officer of Perseid Therapeutics LLC, a majority-owned subsidiary of Maxygen, since September 2009. Mr. Yonehiro joined Maxygen in May 2003 as Vice President of Business Development, then served as Senior Vice President of Global Business Development & Managing Director of U.S. Operations beginning in January 2006 before being promoted to Chief Business Officer and Senior Vice President, Development Programs in March 2008. He continues to retain his title as Senior Vice President of Maxygen. From 1996 to 2003, Mr. Yonehiro held various senior management positions at GenVec, Inc., a biopharmaceutical company, including Vice President of Drug Development, Vice President of Commercial Operations, and Vice President of Product Management. Prior to joining GenVec, Mr. Yonehiro held various business development positions at Cell Genesys, Inc., a biopharmaceutical company, as well as positions at Piper Jaffray & Co., an investment bank, and the Technology Transfer Office at Lawrence Berkeley National Laboratory. Mr. Yonehiro graduated Magna Cum Laude from the University of Minnesota with a Bachelor of Individualized Studies and received his M.B.A. from the Haas School of Business at the University of California, Berkeley.

John Borkholder has served as General Counsel & Secretary since January 2011. Mr. Borkholder joined Maxygen in November 2005 as Senior Counsel and served as Chief Corporate Counsel & Secretary beginning in March 2008 before being promoted to General Counsel in January 2011. Prior to joining Maxygen, Mr. Borkholder served as an attorney with the law firms of Orrick, Herrington & Sutcliffe LLP and Giancarlo & Gnazzo, P.C. Mr. Borkholder holds a B.A. in philosophy from the University of North Carolina at Wilmington and a J.D. from the University of California, Hastings College of the Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the principles underlying our executive compensation policies and programs. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Executive Summary

The consummation of the joint venture transaction with Astellas Pharma Inc., or Astellas, in September 2009 largely completed a multi-year strategic process to position our programs and assets in collaborations and other arrangements that are primarily supported by external parties. Since then, we have focused, and continue to focus, on managing these assets and arrangements to maximize the return to our stockholders. We completed a number of transactions in 2010 in furtherance of this strategy. In January 2010, we consummated a transaction with AltraVax, Inc., or AltraVax, a newly formed, privately-held biopharmaceutical company, for the sale of substantially all of our vaccine related assets, including the related government grants. In October 2010, we sold substantially all of the patents and other intellectual property rights associated with our Molecular Breeding™ directed evolution platform to Codexis, Inc., or Codexis, and cancelled all payment and potential royalty obligations of Codexis to us relating to biofuels and other energy products, for $20.0 million. In December 2010, we distributed substantially all of the shares of Codexis common stock we held, together with approximately $29.2 million in cash, to our stockholders by way of pro rata special distributions. In addition, since December 2009, we have repurchased approximately 10.0 million shares of our common stock at an aggregate cost of approximately $54.1 million.

For 2010, our named executive officers were as follows:

Named Executive Officer	Title
James R. Sulat	Chief Executive Officer, Chief Financial Officer & Director
Grant Yonehiro	Senior Vice President; President and Chief Executive Officer of Perseid Therapeutics LLC

Key compensation decisions made for 2010 by the Compensation Committee of our Board of Directors for Mr. Sulat and by the Perseid Board of Managers for Mr. Yonehiro included the following:

•

Mr. Sulat’s base salary was increased to $541,000 for 2011, a 3.0% increase over his 2010 base salary, and Mr. Yonehiro’s base salary was increased to $318,000 for 2011, a 2.9% increase over his 2010 base salary;

•

For 2010, Mr. Sulat was awarded a cash bonus of $250,000, representing approximately 95% of his target bonus, and Mr. Yonehiro was awarded a cash bonus of $170,000, representing approximately 122% of his target bonus; and

•	Neither Mr. Sulat nor Mr. Yonehiro was granted any annual merit based or other equity awards for 2010 or 2011.

Although Perseid is generally operated as a distinct entity for purposes of its research and development operations and its collaborations with Astellas, the parties share general and administrative functions and have established parallel procedures and policies with respect to employee compensation, including executive compensation. Under this structure, the Compensation Committee and Board of Maxygen oversee all employee compensation matters, including executive compensation, for both Maxygen and Perseid and provide the specific approval of compensation decisions for Maxygen, including with respect to Mr. Sulat’s compensation. For Perseid, the Compensation Committee of Maxygen works in consultation with the Perseid Board of Managers (or a committee thereof) to establish compensation levels and the Perseid Board of Managers provides the specific approval of compensation decisions for Perseid, including with respect to Mr. Yonehiro’s compensation.

Accordingly, many of the executive compensation decisions made by the Compensation Committee and the Perseid Board of Managers for 2010 and 2011 were made in order to recognize the many accomplishments made during the year in implementing our strategic plans and to provide appropriate retention incentives intended to ensure the continued success of such plans. In addition, due to small size of our executive team, the Compensation Committee and the Perseid Board of Managers placed particular emphasis on the need to tailor each executive officer’s compensation to retain that executive.

In addition, on March 17, 2011, Astellas exercised its option to purchase all of the Maxygen’s outstanding equity interests in Perseid and, upon any consummation of such transaction, Perseid will become a wholly-owned subsidiary of Astellas. As a result, Maxygen will have no further interests or obligations with respect to the business and operations of Perseid and will have no further role in determining the compensation of Perseid employees, including that of Mr. Yonehiro. Mr. Yonehiro will no longer serve as an executive officer of the Company upon the consummation of such transaction. As described further below, upon any such consummation of this transaction, Mr. Yonehiro would be eligible to receive (i) $400,000 in cash from Maxygen, representing the balance of retention payments due under his retention agreement with Maxygen, (ii) accelerated settlement of his contingent performance unit, or CPU, award, which had an aggregate potential value of approximately $89,000 at December 31, 2010 and which would be settled by Maxygen in shares of Maxygen common stock, the property distributed to stockholders (i.e., shares of Codexis common stock) and/or cash, and (iii) $345,000 in cash from Astellas in exchange for his vested profits interest units, or PIUs, and an additional $1.4 million in cash from Astellas within six months after consummation in exchange for his unvested PIUs.

Compensation Philosophy and Objectives

Our executive compensation programs are based on the belief that the interests of the executive officers should be closely aligned with our stockholders. To support this philosophy, a significant portion of each executive officer’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives. Our compensation policies and programs are designed to:

•	Attract, develop, reward and retain highly qualified and productive individuals;

•	Motivate executive officers to improve our overall performance and reward executive officers when specific results have been achieved;

•	Encourage accountability by adjusting salaries and incentive awards based upon each executive officer’s individual performance, potential and contribution;

•	Tie incentive awards to the performance of our common stock to further reinforce the linkage between the interests of the stockholders and the executive officers; and

•	Ensure compensation levels that are both externally competitive and internally equitable.

While the Compensation Committee considers all elements of compensation and our compensation philosophy when determining individual components of pay and total compensation, it views total cash compensation (consisting of base salary and bonus amounts) as an essential part of achieving the objectives discussed above. As a result, the Compensation Committee sets both salary and bonus targets at a level that it believes are necessary to accomplish these objectives. However, the Compensation Committee does not follow any principles in a mechanical fashion; rather, the members use their experience and judgment in determining the compensation for each individual.

As noted above, the primary objective of the Compensation Committee and our Board of Directors during the past several years has been to implement our strategic plans and provide appropriate retention incentives intended to ensure the success of such plans and to tailor each executive officer’s compensation to retain that executive.

Process for Determining Executive Compensation

Components of Executive Compensation

The principal elements of our executive compensation program are base salary, an annual performance-based cash bonus, equity incentives and other benefits and perquisites. Our goal is to position the individual elements of our compensation program, as well as the aggregate of these elements, at a level that is commensurate with our size and performance, and is competitive in the biotechnology industry and geographic area in which we compete for talent.

Annual Evaluation

Our Compensation Committee typically meets at the end of each year to perform a strategic review of our executive officers’ cash compensation, equity holdings and other benefits, evaluate the performance of the executive officers, determine their annual bonuses for the current year, set their base salaries for the following year, and consider and approve any grants to them of equity incentive compensation for the following year. Our Compensation Committee’s most recent annual evaluation occurred in December 2010. In general, the Compensation Committee evaluates performance through an informal process that takes into account a number of subjective and objective factors in light of company performance against the business plan and goals approved by the Board for the year and the achievement of individual goals and objectives. This process allows the Compensation Committee to retain maximum discretion to adjust an executive officer’s compensation components upward or downward if it determines that such adjustment is appropriate and consistent with the objectives and principles of our executive compensation program and to reflect changes in business strategy, unforeseeable challenges or other events or developments not reflected in the business plan, performance measures and goals for the year.

In establishing our executive compensation policies, compensation programs and setting the specific components of compensation, the Compensation Committee generally considers several principal factors, including:

•	the compensation philosophy and guiding principles described above;

•

the executive officer’s experience level, industry knowledge, scope of responsibility, current performance, future potential and the overall quality and effectiveness of their leadership at the Company;

•	all of the components of executive compensation, including base salary, incentive compensation under the bonus plan, equity awards, benefits and perquisites;

•	the mix of performance pay to total compensation;

•	current and historical compensation levels;

•	internal pay equity among our executive officers and other key employees; and

•	pay practices at comparable companies in the biotechnology industry.

No specific weighting is applied to these factors. The Compensation Committee may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels. The Compensation Committee believes these comparisons provide important additional context for determining the appropriate level of compensation for our executive officers.

Periodic Reviews

In addition to its annual evaluations, our Compensation Committee and the Perseid Board of Managers periodically review compensation levels and pay structure and other benefits for our executive officers to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable positions at other biotechnology companies. As part of its review of the compensation to be paid to the executive officers, as well as the compensation programs generally available to the our employees, the Compensation Committee explicitly and implicitly considers the riskiness of the compensation and compensation programs, and the management of these risks, in light of our overall business, strategy and objectives.

Role of Executive Officers in Compensation Decisions

Mr. Sulat, our Chief Executive Officer, plays a significant role in the compensation process. Mr. Sulat, together with our human resources staff, assists the Compensation Committee by providing annual recommendations regarding the compensation of all employees, including other senior officers. As the Chief Executive Officer of Maxygen and a member of the Perseid Board of Managers, Mr. Sulat also plays a significant role in the compensation process for Perseid by assisting the Compensation Committee and Mr. Yonehiro in evaluating the annual compensation of all Perseid employees and by providing annual recommendations regarding the compensation of Mr. Yonehiro. The Compensation Committee then performs its own evaluation and exercises its discretion in modifying any recommended compensation or awards to executive officers. Mr. Sulat and Mr. Yonehiro also play a significant role in discussions with the Compensation Committee, our Board and the Perseid Board of Managers to establish the corporate, financial and other strategic objectives that will be used as performance goals in connection with the annual cash bonus award for the executive and other senior officers. Other than as described herein, other senior officers generally have no role in making decisions regarding compensation of Mr. Sulat or Mr. Yonehiro. During the past few years, the Executive Chairman of the Board has also played a significant role in discussions with the Compensation Committee, its compensation consultant and our Board to establish compensation programs for all employees, including executive officers.

Compensation Consultant

On a periodic basis, at the Compensation Committee’s request, we have engaged Syzygy, a compensation consultant. Syzygy’s primary role with the Company is as an independent adviser to the Compensation Committee on executive compensation matters. In 2010, Syzygy was retained by the Compensation Committee to gather and analyze survey data and review and advise the Compensation Committee on (i) executive compensation practices and (ii) the selection of a peer group of companies for purposes of evaluating the Company’s executive compensation practices. In prior years, Syzygy has from time to time worked directly with management, with the consent of the Compensation Committee, to advise the Company regarding broad-based compensation plans for all employees.

Benchmarking

The Compensation Committee and our management have utilized independent compensation surveys, including the Radford Global Life Sciences Survey and the BioWorld Executive Compensation Report, to understand the compensation levels and pay structure at peer group companies. These surveys have been utilized to compare our compensation levels and pay structure to those of companies in the biotechnology industry with similar size and performance characteristics to ensure that we offer compensation that is competitive within that group of companies; however, the Compensation Committee uses its judgment to determine specific pay levels necessary to attract and retain executive talent. In exercising this judgment, the Compensation Committee looks beyond the market data and places significant weight on individual job performance and compensation history, future potential, internal pay equity, retention risk for individual executives, and, in the case of new hires, compensation at former employers.

The Compensation Committee initially established a peer group of companies in 2006 with the assistance of Syzygy. The Compensation Committee periodically reviews this peer group with the assistance of Syzygy and makes adjustments it believes appropriate to ensure that the companies remain representative of the sector in which we operate, as well as to reflect certain consolidations in the biotechnology industry. In addition, for 2010, the Compensation Committee, with the assistance of Syzygy, substantially modified the peer group to better reflect the current structure of the combined Maxygen and Perseid organizations. As a result, a number of companies were removed from the peer group used for prior years, including Alexion Pharmaceuticals, Inc., Anadys Pharmaceuticals, Inc., Antigenics Inc., ARCA biopharma, Inc., BioMarin Pharmaceuticals Inc., Cepheid, Exelixis, Inc., Incyte Corporation, Inhibitex, Inc., Insmed Incorporated, Regeneron Pharmaceuticals, Inc., Seattle Genetics, Inc. and Threshold Pharmaceuticals, Inc. Companies added to the peer group for 2010 included Ardea Biosciences, ArQule, Inc. Celldex, Inc., Dynavax Technologies Corporation, Sangamo BioSciences, Inc., SuperGen, Inc. and Targacept, Inc. We believe that this current group of public biotechnology companies is representative of the sector in which we operate, and the group was chosen because of each of the companies’ relative market capitalization, geographic location, revenue and therapeutic product focus on proteins and antibodies. The peer group established by the Compensation Committee for 2010 consists of the following companies:

• Ardea Biosciences	• Isis Pharmaceuticals, Inc.
• ArQule, Inc.	• Ligand Pharmaceuticals Incorporated
• Caliper Life Sciences, Inc.	• Peregrine Pharmaceuticals, Inc.
• Celldex, Inc.	• Rigel Pharmaceuticals, Inc.
• Cytokinetics, Incorporated	• Sangamo BioSciences, Inc.
• Dynavax Technologies Corporation	• SuperGen, Inc.
• ImmunoGen, Inc.	• Targacept, Inc.
• Immunomedics, Inc.	• Verenium Corporation
• InterMune, Inc.	• Xoma Ltd.

For comparison purposes, our research and development expenses, number of employees and market capitalization for 2007 were used, which the Committee believed best reflected the current value of the combined Maxygen and Perseid organizations. We were at or above the median on each of these three measures, relative to the peer group.

Although the Compensation Committee does not establish compensation levels primarily based on benchmarking, it does believe that information regarding compensation practices at other comparable biotechnology companies is useful to ensure that our compensation practices are competitive in the marketplace.

However, the purpose of benchmarking surveys is not to supplant the analyses of the individual performance of the executive officers and internal pay equity that we consider when making compensation decisions and the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

Tally Sheets

As part of its annual review, the Compensation Committee has in the past reviewed tally sheets setting forth all components of compensation, including salary, annual bonus and dollar amounts for perquisites and the value of unexercised or unvested equity awards, to assist it in balancing these elements. However, no specific weight was assigned to the tally sheets by the Compensation Committee and, except as otherwise described herein, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between short term and long-term compensation, between cash and equity-based compensation, or among different components of compensation. As noted above, due to the small size of our executive team and the lack of annual equity grants and material perquisites, the Committee did not review tally sheets in connection with its executive compensation decisions in 2010 and 2011.

Internal Pay Equity

Our compensation policies and programs are generally designed, in part, to ensure compensation levels for our executive officers that are both externally competitive and internally equitable. While comparisons to compensation levels at companies in our peer group (discussed above) are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for us to achieve our corporate objectives.

Executive Compensation Decisions in 2010 & 2011

As described above, many of the executive compensation decisions made by the Compensation Committee and the Board for 2010 and 2011 were made in order to recognize the many accomplishments made during the year in implementing our strategic plans and to provide appropriate retention incentives intended to ensure the continued success of such plans.

Base Salary

Overview. The Compensation Committee views base salary as a critical element of executive compensation because it provides executive officers with a base level of monthly income. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. We set the base salary of each of our executive officers at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals.

The base salaries of our executive officers are reviewed on an annual basis and adjustments are sometimes made to reflect a cost-of-living increase, performance-based factors, as well as competitive conditions. Generally, executive salaries are adjusted effective January 1 of each year.

2010 Base Salaries. Mr. Sulat was appointed as our Chief Executive Officer and Chief Financial Officer effective as of October 1, 2009 at an annual base salary of $525,520. In determining the salary component of Mr. Sulat’s compensation, the Compensation Committee also evaluated compensation practices among our then current peer group of companies. Given Mr. Sulat’s date of hire in September 2009, the Compensation Committee did not evaluate or recommend any additional salary increase for 2010 and, as a result, Mr. Sulat’s annual base salary for 2010 remained unchanged at $525,520. Mr. Sulat’s 2009 salary approximated the 60th percentile of the chief executive officers in our peer group. In awarding Mr. Sulat compensation above the 50th percentile of our peer group, the Compensation Committee considered, among other things, the fact that Mr. Sulat would be assuming the dual responsibilities of Chief Executive Officer and Chief Financial Officer and that his annual base salary would be consistent with the annual base salary of our former chief executive officer.

In December 2009, the Perseid Board of Managers approved an annual base salary for Mr. Yonehiro of $309,000 for 2010, reflecting a 3.0% increase over his 2009 base salary. In approving the 2010 salary increase for Mr. Yonehiro, the Perseid Board of Managers primarily considered data from the Radford Pre-IPO 2008 Report, under which Mr. Yonehiro’s base salary would approximate between the 25th and 50th percentile for chief executive officers covered under the report. The Perseid Board of Managers also considered the increase in light of the overall salary pool increase for all other employees of Perseid.

The specific base salaries of the named executive officers for 2010, 2009 and 2008, as applicable, are reflected in the Summary Compensation Table on page 41.

2011 Base Salaries. For 2011, the Compensation Committee approved an annual base salary of $541,000 for Mr. Sulat, reflecting an increase of approximately 3.0% over his 2010 base salary. In awarding the increase, the Compensation Committee primarily considered the fact that Mr. Sulat did not receive a salary increase in 2010 and the fact that the increase was consistent with the overall salary pool increase for all other employees. In connection with his appointment as General Counsel in January 2011, the Compensation Committee approved a 2011 annual base salary of $255,700 for Mr. Borkholder.

In December 2010, the Perseid Board of Managers approved an annual base salary for Mr. Yonehiro of $318,000 for 2011, reflecting a 2.9% increase over his 2010 base salary. In approving the salary increase for Mr. Yonehiro, the Perseid Board of Managers primarily considered the fact that the increase was consistent with the overall salary pool increase for all other Perseid employees.

Annual Cash Bonus

Overview. Maxygen and Perseid maintain an annual cash bonus plan for executive officers and certain other officers designed to ensure that a significant portion of each executive officer’s compensation is placed at risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our stockholders from both the short-term and long-term perspectives.

Under each cash bonus plan, annual bonus amounts are based on a percentage of the executive officer’s base salary, subject to a specific bonus range and bonus target. Bonus awards are determined based on the achievement of certain corporate and/or individual performance objectives, such as financial and strategic objectives. The specific bonus ranges, bonus targets and performance objectives are generally reviewed by the Compensation Committee or Perseid Board of Managers, as applicable, on an annual basis. Bonus payments are typically paid in one payment not later than February 15 following the year to which the performance relates, subject to the executive officer’s continued employment on the payment date.

2010 Bonus Awards. Under Maxygen’s 2010 bonus plan, Mr. Sulat was eligible for an annual cash incentive bonus opportunity for 2010 of up to 100% of his annual base salary with a target level of 50% of his annual base salary. Under the bonus plan, 100% of Mr. Sulat’s bonus award was based on our accomplishment of the corporate goals established by the Compensation Committee related to our corporate strategy. For 2010, these corporate goals included (i) achievements related to the management of our assets and arrangements, including our ownership and administrative support of Perseid, our ownership of Codexis stock and licensing arrangement with Codexis, the potential milestone payment from Bayer HealthCare LLC, our licensing arrangement with Cangene Corporation for the development of MAXY-G34 for Acute Radiation Syndrome, and our vaccines transaction with AltraVax Inc.; (ii) achievements related to the evaluation and/or implementation of potential strategic transactions, including those related to the redeployment of our capital resources, tax minimization arrangements, return of capital transactions and transactions to leverage the Company’s intellectual property portfolio; and (iii) achievements related to financial reporting and corporate governance. Under the bonus plan, no specific percentage allocation was established in order to provide discretion to the Compensation Committee to account for the quality of accomplishments and the degree to which a specific goal was accomplished.

Based on its evaluation of these targets and objectives, the Compensation Committee awarded Mr. Sulat a cash bonus of $250,000, representing approximately 95% of Mr. Sulat’s target bonus. In awarding Mr. Sulat his bonus award, the Compensation Committee considered the number and quality of significant achievements and transactions completed by both Maxygen and Perseid during 2010, including those described in the executive summary above.

In March 2010, the Perseid Board of Managers established a 2010 bonus plan for all employees of Perseid, including Mr. Yonehiro. Under the bonus plan, Mr. Yonehiro was eligible to receive an annual cash bonus of between 0 and 60% of his base salary, with a target bonus amount of 45% of his base salary. Under the bonus plan, 100% of Mr. Yonehiro’s bonus award was to be awarded at the discretion of the Perseid Board of Managers based on the accomplishment of certain corporate goals, which included (i) the achievement of certain development milestones related to Perseid’s CTLA-4 Ig program and certain discovery projects; (ii) the successful management of Perseid’s collaborative relationship with Astellas; and (iii) compliance with Perseid’s 2010 financial plan. No specific percentage allocation was established in order to provide discretion to the Perseid Board of Managers to account for the quality of accomplishments and the degree to which a specific goal was accomplished.

Based on its evaluation of these targets and objectives, the Perseid Board of Managers awarded Mr. Yonehiro a cash bonus of $170,000, representing approximately 55% of his 2010 base salary and 122% of his target bonus. In awarding Mr. Yonehiro his bonus award, the Perseid Board of Managers considered the number of significant achievements by Perseid during 2010, including the achievement of two preclinical milestones for its CTLA-4 Ig program, which provided Perseid with milestone payments from Astellas totaling $10.0 million, and the filing of an IND for the program.

The specific bonus awards of the named executive officers for 2010, 2009 and 2008, as applicable, are reflected in the Summary Compensation Table on page 41.

2011 Bonus Plan. In December 2010, the Compensation Committee established corporate goals that will be used to evaluate the performance of, and determine annual bonus awards for, all Maxygen employees for 2011, including Mr. Sulat and Mr. Borkholder. For 2011, the bonus range and bonus target of Mr. Sulat remain unchanged from 2010. For 2011, Mr. Borkholder is eligible to receive an annual cash bonus of between 0% and 35% of his base salary, with a target bonus amount of 25% of his base salary. For 2011, the corporate goals are substantially similar to the goals established for 2010 and include (i) achievements related to the management of our assets and arrangements, including our ownership and administrative support of Perseid, the potential milestone payment from Bayer HealthCare LLC and the potential further development of our MAXY-G34 program; (ii) achievements related to the evaluation and/or implementation of potential strategic transactions, including those related to the redeployment of our capital resources, tax minimization arrangements and return of capital transactions; and (iii) achievements related to financial reporting and corporate governance. Under the bonus plan, no specific percentage allocation has been established, in order to provide discretion to the Board to account for the quality of accomplishments and the degree to which a specific goal was accomplished.

In December 2010, the Perseid Board of Managers also established a 2011 bonus plan for all employees of Perseid, including Mr. Yonehiro. Under the bonus plan, the Perseid Board of Managers increased the bonus range and bonus target for Mr. Yonehiro from his 2010 levels, and he is now eligible to receive an annual cash bonus of between 0% and 70% of his base salary, with a target bonus amount of 50% of his base salary. Under the bonus plan, 100% of Mr. Yonehiro’s bonus award will be awarded at the discretion of the Perseid Board of Managers based on the accomplishment of certain corporate goals, which are substantially similar to the goals established for 2010 and include (i) the achievement of certain development milestones related to Perseid

CTLA-4 Ig program and certain discovery projects; (ii) the successful management of Perseid’s collaborative relationship with Astellas; and (iii) compliance with Perseid’s 2011 financial plan. Under the Perseid bonus plan, no specific percentage allocation has been established, in order to provide discretion to the Perseid Board of Managers to account for the quality of accomplishments and the degree to which a specific goal was accomplished.

Equity Incentive Program

Overview. The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers, as well as other employees, through the use of equity- based awards. Our equity compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to reward long-term performance and enhance the link between the creation of stockholder value and long-term compensation.

In addition to our compensation philosophy and the other factors described above, in determining whether to grant equity awards to an executive and the size of such award, if any, the Compensation Committee also evaluates the fair value of the grant in accordance with applicable accounting standards, the number of equity award shares granted by position, total annual run rates and total equity awards granted on average per employee. The Compensation Committee also gives serious consideration to the amount of equity overhang and potential stockholder dilution caused by grants of equity compensation and makes its decisions with these factors in mind.

Prior to 2008, the Compensation Committee used stock options as the primary component of equity compensation. Executive officers, as well as other employees, were generally eligible to receive annual merit-based grants of stock options pursuant to our equity compensation plans, which are administered by the Compensation Committee. Beginning in 2009, the Compensation Committee eliminated annual merit-based grants of stock options to all employees, including executive officers. This decision was made in order to provide the Compensation Committee with additional flexibility in the design and use of various equity awards, including options, restricted stock, restricted stock units and other equity awards, in order to provide our employees, including executive officers, with appropriate retention incentives intended to ensure the continued success of our strategic plans. In connection with the consummation of the joint venture arrangement with Astellas in September 2009, we granted equity awards to all remaining Maxygen employees, including Mr. Sulat, consisting of an equal number of stock options and shares of restricted stock. We also awarded contingent performance units, or CPUs, to all holders of Maxygen stock options, including Mr. Sulat and Mr. Yonehiro. These awards were intended to establish a new long term incentive plan focused on retaining and motivating continuing employees through a new four-year vesting period. The additional considerations reviewed by the Compensation Committee with respect to these awards are discussed below.

2010 & 2011 Equity Grants. As noted above, in November 2008, as part of its annual review, the Compensation Committee made the decision to eliminate the grant of annual merit based equity awards for all employees, including executive officers, and neither Mr. Sulat nor Mr. Yonehiro were awarded any new equity grants during 2010 or for 2011. However, the Compensation Committee or the Perseid Board of Managers may elect to provide our executive officers with additional equity awards if it determines that doing so is in our best interests. In addition, in connection with his promotion to General Counsel in January 2011, the Compensation Committee approved the grant to Mr. Borkholder of a stock option award and a restricted stock award each covering 20,000 shares of common stock, subject to the standard vesting schedule described below.

Stock Options and Restricted Shares. In September 2009, the Board, based upon the recommendation of the Compensation Committee, authorized and approved the grant of an equal number of stock options and shares of restricted stock, to all employees of Maxygen, including Mr. Sulat, who was granted a stock option and a restricted stock award, each covering 400,000 shares of common stock, in connection with his appointment as our Chief Executive Officer and Chief Financial Officer. As the Chief Executive Officer and President of Perseid, Mr. Yonehiro was not granted Maxygen stock options or restricted stock.

Each of the stock option and restricted stock awards vested as to 10% of the shares subject to the award on the first anniversary of the grant date, and vests quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to the award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to the award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award; provided, however, that all shares subject to the award will immediately vest upon occurrence of a change in control or dissolution of the Company. The stock options have an exercise price of $6.53, which was the closing price of our common stock on the Nasdaq Global Market on the date of grant, and expire ten years after the date of grant.

We believe the vesting schedule of these awards, together with the CPU awards described below, will contribute to the retention of our employees, including Mr. Sulat, because they must remain employed for at least three years before they can realize any significant value from the equity awards. We also believe that the awards are an important element in executive retention and support the creation of stockholder value.

In determining the equity component of Mr. Sulat’s compensation, the Compensation Committee evaluated the value of this equity compensation against our peer group. Mr. Sulat’s equity award approximated the 63rd percentile of the chief executive officers in our peer group. In awarding Mr. Sulat equity compensation above the 50th percentile of our peer group, the Compensation Committee considered, among other things, the fact that the stock options, shares of restricted stock and CPUs granted to Mr. Sulat were intended to represent a one-time grant of equity under the new long-term incentive plan established by the Compensation Committee to provide appropriate retention incentives through the four-year vesting period of these awards. Accordingly, the Compensation Committee is not currently expecting to grant additional equity awards to Mr. Sulat during the vesting period of these awards, but may do so if it determines it is in the Company’s best interests. The Compensation Committee also considered the fact that Mr. Sulat would be assuming the dual responsibilities of Chief Executive Officer and Chief Financial Officer and that Mr. Sulat’s change of control agreement (described below) provides for significantly less severance benefits than the arrangements with our former executive officers.

Contingent Performance Units. Also in September 2009, the Board, based upon the recommendation of the Compensation Committee, authorized and approved the grant of CPUs to all holders of Maxygen stock options who were then providing services to Maxygen or Perseid, including Mr. Sulat, who was granted 353,259 CPUs, and Mr. Yonehiro, who was granted 246,394 CPUs. Mr. Borkholder has been awarded a total of 143,969 CPUs, including 119,217 CPUs granted in September 2009. The number of CPUs awarded to these individuals was based on a formula applied uniformly to all CPU recipients based on the number of outstanding stock options held by the individual and the exercise prices of such options.

The CPU awards are intended to protect the value of outstanding stock options and to realign long-term incentives in light of our ongoing corporate strategy, which may include one or more distributions to our stockholders of a portion of our cash resources or other assets in excess of our current and longer term operational requirements. Accordingly, the awards were designed based upon the Compensation Committee’s review of various equity award mechanisms and are intended to protect holders of our stock options against a reduction in the share price of our common stock resulting from any dividends or distributions to our stockholders made after the grant date of the CPUs, which could negatively affect outstanding options held by our option holders since the options would not otherwise participate in any potential future dividends or distributions to our stockholders. In designing the CPUs, the Compensation Committee also considered that the awards (i) utilize an existing type of equity award under the Company’s 2006 Equity Incentive Plan, or 2006 Plan, an equity plan previously authorized by stockholders, (ii) use a stock-based award rather than a variable cash-based fund, thereby avoiding the requirement to compensate only with cash, (iii) motivate continuing employees and Board members to maximize stockholder returns by isolating past grants from losses due purely to dividends and other distributions, and (iv) retain employees through a new four-year vesting period.

The value of a single CPU, which under the 2006 Plan is a type of restricted stock unit, will be determined at the time of settlement, and will be equal to the value of a single share of our common stock at that time plus the value of all dividend payments and other distributions made on a share of common stock following the grant date. CPUs will vest and be settled on the earliest to occur of (i) a change in control of the Company, (ii) a corporate dissolution or liquidation of the Company, or (iii) an involuntary termination of employment; or (iv) the fourth anniversary of the grant date, generally so long as the holder continues to provide services for the Company on a continuous basis from the grant date to the settlement date. The actual number of CPUs that will vest will be equal to any loss in value of an eligible holder’s stock options following the grant date, taking into consideration all dividend payments or other distributions made to our stockholders following the grant date of the CPUs, since the options will not participate in any potential future dividends and distributions. The earned value of any CPU will generally be settled in shares of our common stock. The value of any earned dividend payments or other distributions to shareholders that are attributable to CPUs will generally be settled in the form received by stockholders, although we retain the ability to settle in shares of our common stock and/or cash. All unvested CPUs remaining following the settlement date will expire immediately.

Prior to December 2010, we attributed no grant date fair value, market value or other value to the CPUs, and recorded no compensation expense for such awards for accounting purposes, due to the fact that we had not made any qualifying dividends or distributions to our stockholders. However, as a result of our distribution of shares of Codexis common stock to stockholders and a special cash distribution in the amount of $1.00 per share in December 2010, the value of the CPU awards became reasonably estimable for financial reporting purposes at December 31, 2010. Accordingly, we determined that all of the outstanding CPU awards had a fair value of approximately $2.8 million at December 31, 2010 and we recognized approximately $884,000 of compensation expense in the three months ended December 31, 2010 related to all outstanding CPU awards. For illustrative purposes only, assuming a settlement of the CPUs on December 31, 2010, the aggregate potential value of Mr. Sulat’s CPU award would have been approximately $171,000, the aggregate potential value of Mr. Yonehiro’s CPU award would have been approximately $89,000 and the aggregate potential value of Mr. Borkholder’s CPU award would have been approximately $76,000, which amounts could have been settled in shares of Maxygen common stock, the property distributed to stockholders (i.e., shares of Codexis common stock) and/or cash.

The grant of stock options, restricted stock and CPUs in 2009 represented a one-time grant as part of our newly established long term incentive plan. While we continue to grant such awards in connection with newly hired employees and promotions, the Compensation Committee is not currently expecting to otherwise grant additional equity awards to existing Maxygen employees, including Mr. Sulat, during the vesting period of these awards.

Perseid Profits Interest Units. In connection with the formation of Perseid and the consummation of the joint venture arrangement with Astellas in September 2009, the Perseid Board of Managers authorized and approved the grant of profits interest units, or PIUs, under the Perseid Therapeutics LLC 2009 Equity Incentive Plan to all employees and service providers of Perseid, including Mr. Yonehiro, who was awarded 3,750,000 PIUs. Mr. Borkholder was awarded 125,000 PIUs. As the Chief Executive Officer of Maxygen, Mr. Sulat was not granted any PIUs.

A PIU is a special type of limited liability company common unit that allows the recipient to participate in any future increase in the value of Perseid. The PIUs are intended to meet the definition of a “profits interest” under I.R.S. Revenue Procedure 93-27 and I.R.S. Revenue Procedure 2001-43. Subject to the recipient remaining an employee or service provider of Perseid through each vesting date and subject to accelerated vesting, the PIUs will vest as to 10% of the PIUs subject to the award on the one year anniversary of the vesting commencement date; as to 1.667% of the PIUs subject to the award each month thereafter through the two year anniversary of the vesting commencement date (generally the date of grant, date of hire or date of promotion); as to 3.75% of the PIUs subject to the award each month thereafter through the three year anniversary of the vesting commencement date; and as to 2.083% of the PIUs subject to the award each month thereafter through the four year anniversary of the vesting commencement date. The potential value of a PIU, to the extent vested, will be equal to the deemed value of a Perseid common unit at the time of a liquidity event, such as a buy-out of Maxygen’s equity interest in Perseid by Astellas or the sale of Perseid to another company, less the deemed value of a common unit at the time the PIU was granted. In addition, because PIUs only grant the recipient a right to profits accruing after the date of grant and do not provide an interest in any capital of Perseid, such awards are non-dilutive to Perseid if settled in cash. Perseid expects to grant future profits interest units only in limited circumstances in connection with the hiring of new employees and promotions.

At the time the PIUs were granted to Mr. Yonehiro, the Perseid Board of Managers ascribed a value of $0.06 to each common unit in Perseid and this value is the distribution threshold for the PIUs granted to Mr. Yonehiro. Pursuant to the terms and conditions of the PIU award, Mr. Yonehiro will realize gains on his PIUs if Astellas consummates the purchase of Maxygen’s interest in Perseid or if Perseid otherwise achieves a liquidity event and at such time the value of a common unit in Perseid exceeds the distribution threshold. The extent of the gains depends upon the extent to which the value of a common unit exceeds at such time the distribution threshold. For illustrative purposes only, based on the exercise price for Astellas’ buy-out option as of December 31, 2010 (i.e., $76.0 million), the potential gain on a common unit with a $0.06 distribution threshold would have been $0.46 per unit. Accordingly, the aggregate potential value of Mr. Yonehiro’s vested and unvested PIUs would have been $1,725,000 at December 31, 2010 and the aggregate potential value of Mr. Borkholder’s vested and unvested PIUs would have been $57,500 at December 31, 2010. This also reflects the actual amounts that Mr. Yonehiro and Mr. Borkholder will receive if Maxygen and Astellas consummate the pending acquisition by Astellas of Maxygen’s equity interests in Perseid. In connection with consummation of such transaction, Astellas is obligated to purchase such PIUs directly from such individual for cash and Maxygen has no obligation to pay such amounts. As a result, no grant date fair value was attributable to these awards upon grant by Perseid and we did not otherwise recognize any expense in 2009 or 2010 related to these awards.

Policies with Respect to Equity Compensation Awards. In advance of any actual grant, we generally plan equity award grant dates and have the grants approved by the Compensation Committee, or its designee. We have typically granted equity awards upon the commencement of employment, following a promotion or significant change in job responsibilities and annually as part of our merit-based annual grants. Newly hired or promoted employees, other than executive officers, have typically received their equity award on the first business day of the month following their start date or promotion. Newly hired executive officers who are eligible to receive equity awards are granted such awards on or after their date of hire based on the approval of the Compensation Committee. The exercise price of our stock options is the closing price of our common stock on the Nasdaq Global Market on the date of grant. For all equity award grants, the grant date is established when the Compensation Committee, or its designee, approves the grant and all key terms have been determined.

For administrative efficiency, our Board has delegated authority to Mr. Sulat to approve equity grants for employees other than executive or other senior officers. Grants must be made in accordance with established guidelines for each grade level and are subject to an annual equity pool approved by our Board, which for 2011 is 400,000 shares in the aggregate and 100,000 shares for any individual. The Perseid Board of Managers has also delegated authority to Mr. Yonehiro to approve the grant of up to 750,000 PIUs for 2011, except to executive or other senior officers. Mr. Sulat and Mr. Yonehiro are each required to provide a quarterly update to our Compensation Committee or the Perseid Board of Managers, as applicable, regarding any equity grants.

Stock Ownership Requirements. We do not have any equity ownership guidelines or expectations and our equity compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

Employee Benefits

Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to executive officers are the same as those that are offered to the general employee population and include health and dental insurance, life insurance, short-and long-term disability, and participation in a 401(k) plan. In 2009, the Board decided to eliminate matching contributions of common stock under our 401(k) plan as of December 31, 2009. In 2009, the Board also suspended employee purchases of common stock under our Employee Stock Purchase Plan.

The Compensation Committee believes that these benefits are consistent with those offered by other comparable companies and specifically with those companies with which we compete for employees. From time to time, our human resources staff obtains data to ensure that such benefit plans and programs remain competitive and reports its findings to the Compensation Committee if necessary.

Employment and Change of Control Arrangements

We have entered into a letter agreement and change of control agreement with Mr. Sulat in connection with his employment as our Chief Executive Officer and Chief Financial Officer and have entered into a retention agreement with Mr. Yonehiro. Mr. Yonehiro also entered into a letter agreement with Perseid in connection with his employment as the Chief Executive Officer and President of Perseid. We do not have a separate employment agreement or change of control agreement with Mr. Borkholder.

The Compensation Committee regularly conducts a review of competitive data provided by internally prepared reports and surveys by Syzygy, as well as potential costs to us of change of control agreements under various potential termination scenarios. However, payments which an executive officer would be entitled to receive under the change of control agreements historically have not been considered by the Compensation Committee when making annual compensation decisions for the executive officers and generally do not factor into decisions made by the Compensation Committee regarding other compensation elements. Rather, these arrangements are stand-alone agreements designed to promote stability and continuity of senior management and to balance the need for an executive officer’s personal financial security with the need to act in the best interest of our stockholders in a situation involving a potential change of control of the Company.

Employment Arrangement with Mr. Sulat. In connection with his appointment as our Chief Executive Officer and Chief Financial Officer, Mr. Sulat executed an offer letter from the Company on September 22, 2009 that outlined the terms of his initial employment, including his compensation package, which consisted of the following elements: (i) an initial annual base salary of $525,520 (which was increased by the Compensation Committee to $541,000 for 2011); (ii) an annual cash incentive bonus opportunity of up to 100% of annual base salary with a target level of 50% of base salary; (iii) equity awards consisting of a stock option to purchase 400,000 shares of the Company’s common stock, with an exercise price equal to $6.53 (the fair market value of the Company’s common stock on September 22, 2009), 400,000 shares of restricted stock; and 353,259 CPUs, each subject to the vesting schedule described above; (iv) certain relocation benefits of up to $100,000; and (v) employee benefits available to employees of the Company generally. Mr. Sulat’s employment with the Company is on an at-will basis, and the term of employment is unspecified. Actual bonus amounts will be determined by the Board, in its sole discretion, based on Company and individual performance. Mr. Sulat’s compensation package will also be reviewed annually by the Compensation Committee of the Board.

Change of Control Agreement with Mr. Sulat. Based upon the recommendation of the Compensation Committee, our Board also approved the terms of a change of control agreement between us and Mr. Sulat. Under his change of control agreement, in the event of a termination of Mr. Sulat’s employment without “cause” or a resignation by Mr. Sulat with “good reason,” in each case within 18 months following a “change of control” (as each such term is defined in the change of control agreement), Mr. Sulat will be entitled to receive (i) a lump sum payment equal to one year of his then-current base salary; (ii) continuation of health benefits for up to 12 months; and (iii) the payment of his target bonus amount for the year in which his employment is terminated.

Retention Agreement with Mr. Yonehiro. In connection with the joint venture arrangement with Astellas, we entered into a retention agreement with Mr. Yonehiro. The retention agreement became effective upon consummation of the joint venture arrangement in September 2009. Under the retention agreement, Mr. Yonehiro received a lump sum transaction bonus of $600,000, full accelerated vesting of his outstanding equity awards and extension of the post-termination exercise period for outstanding stock options to the full original term of the awards. Mr. Yonehiro is also entitled to lump sum cash retention bonus payments of $200,000, paid or payable on each of September 18, 2010, 2011 and 2012, provided Mr. Yonehiro remains employed by Maxygen or Perseid through each such date. Upon a termination of employment with Maxygen, including as a result of any consummation by Astellas of the pending acquisition of Maxygen’s equity interests in Perseid, Mr. Yonehiro would be entitled to receive from Maxygen a lump sum cash payment equal to the greater of the remaining retention payments under the agreement or six months of his then current base salary. Under the retention agreement, Mr. Yonehiro was also eligible for a 2009 calendar year bonus. However, the Board decided not to award Mr. Yonehiro a bonus for 2009 in light of the benefits he received under the retention agreement.

These arrangements were intended to provide Mr. Yonehiro with retention incentives intended to ensure the success of the joint venture and increase the likelihood of Astellas exercising its buy-out option to acquire all of our ownership interest in Perseid. In taking these actions, the Compensation Committee also intended to reward Mr. Yonehiro for his exceptional performance in implementing the joint venture arrangement and our restructuring process.

Perseid Employment Arrangement with Mr. Yonehiro. In connection with the joint venture arrangement with Astellas, Mr. Yonehiro executed a contingent offer letter with Perseid to serve as Perseid’s Chief Executive Officer and President. The letter agreement became effective upon consummation of the joint venture arrangement. Pursuant to the letter agreement, Mr. Yonehiro received an annual base salary of $300,000 from Perseid for the remainder of 2009 (which was increased by the Perseid Board of Managers to $309,000 for 2010 and $318,000 for 2011) and was eligible for a discretionary bonus award for 2010 ranging from 0% to 60% of base salary, with a target payment of 45% (which was increased by the Perseid Board of Managers for 2011 to a bonus range of 0% to 70% of base salary and a bonus target of 50% of base salary). Mr. Yonehiro also received a grant of 3,750,000 PIUs pursuant to the Perseid Therapeutics LLC 2009 Equity Incentive Plan and is eligible to participate in benefit plans made available to employees of Perseid. In the event Perseid terminates Mr. Yonehiro’s employment without cause or Mr. Yonehiro terminates his employment with Perseid for good reason (as the terms “cause” and “good reason” are defined in the offer letter), then conditioned on execution of a release of claims in favor of Perseid, Mr. Yonehiro would receive (i) continued payments of his then-current base salary for six (6) months following termination, (ii) a pro-rated target bonus for the year of termination, (iii) accelerated vesting of Maxygen and Perseid equity awards by an additional six (6) months and extension of post-termination exercise period of vested options by an additional six (6) months and (iv) Perseid reimbursement of Mr. Yonehiro’s premium payments for continued medical, dental and vision coverage elected under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or COBRA, for six (6) months, unless Mr. Yonehiro is receiving medical coverage under Maxygen plans.

Additional information regarding the material terms and potential payments under the employment and change of control arrangements for Mr. Sulat and Mr. Yonehiro referenced above is provided in the section titled “Potential Payments Upon Termination or Change of Control” on page 44.

Severance Arrangements

Except for the employment and change of control arrangements referenced above, neither of our current executive officers have any other arrangements that provide for payment of severance benefits or other benefits upon termination (except for accrued vacation and similar benefits otherwise payable to all employees upon a termination).

Nonqualified Deferred Compensation

None of our executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. However, our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees. Executive compensation at the Company has historically met the annual compensation limit of Section 162(m).

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that a named executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to a variety of benefits plans and compensation arrangements. We intend to design and administer our compensation and benefits plans and arrangements for all of our employees, including executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have also amended our plans and arrangements to either make them exempt from, or have them comply with, Section 409A.

Compensation Committee Report(1)

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our annual report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE

Ernest Mario (Chairman)
Louis G. Lange
Kenneth B. Lee, Jr.
Gordon Ringold(2)

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2)	Dr. Ringold was appointed as a member of the Compensation Committee on March 9, 2010.

Summary Compensation Table

The following table sets forth the compensation paid or awarded to each of our named executive officers for services rendered in 2010, 2009 and 2008.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James Sulat(4)	2010	$525,520	$—		$—	$—		$250,000	$—	$775,520
Chief Executive Officer, Chief Financial Officer and Director	2009	$145,529	—		$2,612,000	$1,509,440		$65,690	$53,550	$4,386,209

Grant Yonehiro(5)	2010	$309,000	$200,000	(6)	—	$—		$170,000	$—	$679,000
Senior Vice President; Chief Executive Officer and President of Perseid Therapeutics LLC	2009	$300,000	$600,000	(6)	—	$1,536,276	(7)	—	$20,126	$2,456,209
	2008	$295,500	—		$529,000	$271,891		$102,100	$16,454	$1,214,945

(1)	Except as otherwise noted, amounts represent aggregate grant date fair value for equity awards granted to the named executive officers in the applicable year as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification, or FASB ASC, Topic 718. See Note 1 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards. These amounts reflect the fair value of such awards for accounting purposes and do not reflect compensation actually received, or the actual value that may be realized by, the named executive officer.
(2)	Represents bonus awards made to the named executive officers under the annual cash bonus plan. Further information regarding the annual cash bonus plan and the awards is included in “Compensation Discussion and Analysis—Executive Compensation Decisions in 2010 and 2011—Annual Cash Bonus.”
(3)	Neither Mr. Sulat nor Mr. Yonehiro received any perquisites or personal benefits in 2010.

The components of the “All Other Compensation” column for 2009 reflect (i) in the case of Mr. Sulat, Company contributions under the Company’s 401(k) Plan valued at $5,474, a tax gross up of $115 in connection with the reimbursement of health club expenses, relocation expenses of $961 and board fees of $47,000 earned or received prior to his appointment as Chief Executive Officer, consisting solely of fees earned or paid in cash for his service as a director; and (ii) in the case of Mr. Yonehiro, Company contributions under the Company’s 401(k) Plan valued at $8,250, a tax gross up of $115 in connection with the reimbursement of health club expenses and legal fees of $11,761 in connection with the negotiation of his retention agreement and other employment arrangements.

The components of the “All Other Compensation” column for 2008 reflect, in the case of Mr. Yonehiro, Company contributions under the Company’s 401(k) Plan valued at $7,750, a tax gross up of $115 in connection with the reimbursement for health club expenses and reimbursement of $8,589 for certain vacation expenses (including a tax gross up of $2,073 related to such reimbursement).

(4)	Mr. Sulat was appointed the Company’s Chief Executive Officer and Chief Financial Officer effective October 1, 2009 at an annual base salary of $525,520. Accordingly, 2008 compensation information is not provided for Mr. Sulat. Mr. Sulat remains a director of the Company, but no longer receives compensation for his service on the Board. In addition, the compensation amounts for Mr. Sulat do not include any amounts attributable to the CPU award granted to Mr. Sulat in September 2009. See “Compensation Discussion and Analysis—Executive Compensation Decisions in 2009 & 2010—Equity Incentive Program—Contingent Performance Units.”
(5)	Mr. Yonehiro was appointed the Chief Executive Officer and President of Perseid Therapeutics LLC, a majority-owned subsidiary of the Company, on September 18, 2009 in connection with the consummation of the joint venture arrangement between the Company and Astellas. In addition, the compensation amounts for Mr. Yonehiro in 2009 do not include any amounts attributable to the CPU award granted to Mr. Yonehiro by Maxygen in September 2009 or the PIU award granted to Mr. Yonehiro by Perseid in September 2009. See “Compensation Discussion and Analysis—Executive Compensation Decisions in 2009 & 2010—Equity Incentive Program.”
(6)	Represents a transaction bonus of $600,000 paid to Mr. Yonehiro in 2009 connection with the consummation of the joint venture arrangement between the Company and Astellas and a retention bonus of $200,000 paid to Mr. Yonehiro in 2010, each in accordance with Mr. Yonehiro’s retention agreement with Maxygen.
(7)	Represents the aggregate incremental fair value, computed in accordance with FASB ASC Topic 718, of previously granted stock option awards that were modified in accordance with Mr. Yonehiro’s retention agreement in connection with the consummation of the joint venture arrangement with Astellas.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2010.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
James Sulat	—	$0	$262,760	$525,520	—	—	—	—	—	—	—
Grant Yonehiro	—	$0	$139,050	$185,400	—	—	—	—	—	—	—

(1)	Represents possible bonus awards for 2010 under the annual cash bonus plan of Maxygen and Perseid, as applicable. The actual amounts paid to the named executive officers in 2010 are set forth in the Summary Compensation Table on page 41. Further information regarding the annual cash bonus plans is included in “Compensation Discussion and Analysis—Executive Compensation Decisions in 2010 & 2011—Annual Cash Bonus.”

See the section titled “Compensation Discussion and Analysis” above for a complete description of our compensation policies and plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment or award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2010 of each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
James R. Sulat	20,000	—	—	$10.69	10/07/2013	(2)	340,000	(3)	$1,336,200	(4)
Chief Executive Officer, Chief Financial Officer and Director	5,000	—	—	$9.78	06/22/2014	(5)	353,259	(6)	$170,941	(6)
	5,000	—	—	$7.21	06/07/2015	(7)
	30,000	—	—	$7.08	11/29/2015	(2)
	5,000	—	—	$7.27	05/30/2016	(8)
	5,000	—	—	$9.81	05/30/2017	(9)
	17,500	—	—	$5.89	05/30/2018	(10)
	60,000	340,000	—	$6.53	09/22/2019	(11)

Grant Yonehiro	50,000	—	—	$11.14	06/02/2013		246,394	(6)	$89,280	(6)
Senior Vice President; Chief Executive Officer and President of Perseid Therapeutics LLC	12,500	—	—	$10.41	01/02/2014		3,187,500	(12)	$1,466,250	(12)
	12,500	—	—	$10.33	07/01/2014
	25,000	—	—	$12.17	01/03/2015
	25,000	—	—	$7.00	07/01/2015
	127,500	—	—	$7.89	01/03/2016	(13)
	31,250	—	—	$7.89	01/03/2016	(13)
	31,250	—	—	$7.53	07/03/2016	(13)
	31,250	—	—	$10.64	01/03/2017	(13)
	31,250	—	—	$8.66	07/02/2017	(13)
	15,625	—	—	$7.29	02/01/2018	(13)
	9,375	—	—	$6.15	03/03/2018	(13)
	25,000	—	—	$6.49	04/01/2018	(13)
	25,000	—	—	$4.05	10/01/2018	(13)

(1)	Unless otherwise indicated, options vest and become exercisable as to 1/4 of the underlying shares on the first anniversary of the grant date or vesting commencement date and as to 1/48 of the underlying shares on a monthly basis thereafter.
(2)	Option vested and became exercisable in four installments over a four-year period beginning on the first anniversary of the grant date.
(3)	Represents restricted stock award that vested as to 10% of the shares subject to each award on the first anniversary of the grant date (September 22, 2009), quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to each award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to each award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award.
(4)	The market value of the applicable award was calculated based on the closing sale price of $3.93 per share of the Company’s common stock on December 31, 2010.
(5)	Option vested and became exercisable in full on June 22, 2005.
(6)	Represents a CPU award granted under the 2006 Plan and assumes vesting and settlement of the applicable award on December 31, 2010. The market value of the applicable award was calculated based on the closing sale price of $3.93 per share of the Company’s common stock on December 31, 2010, the fair market value of all qualifying dividends and distributions on such date and the number and exercise price of all applicable outstanding stock option awards held by the individual as of such date. See “Compensation Discussion and Analysis— Executive Compensation Decisions in 2010 & 2011—Equity Incentive Program—Contingent Performance Units.”
(7)	Option vested and became exercisable in full on June 7, 2006.
(8)	Option vested and became exercisable in full on May 30, 2006.
(9)	Option vested and became exercisable in full on May 30, 2007.
(10)	Option vested and became exercisable in full on May 30, 2008.
(11)	Option vested as to 10% of the shares subject to each award on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to each award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to each award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award.
(12)	Represents the unvested portion of the PIU award granted to Mr. Yonehiro under the Perseid Therapeutics LLC 2009 Equity Incentive Plan. The market value of the award (equal to $0.46 per unit for a PIU award with a $0.06 distribution threshold) was calculated based solely on the exercise price for Astellas’ buy-out option in effect as of December 31, 2010 (i.e., $76.0 million) and assumes the consummation of the Astellas buy-out transaction as of such date. In connection with a consummation of the pending acquisition by Astellas of Maxygen’s equity interests in Perseid, Astellas is obligated to purchase such PIUs directly from Mr. Yonehiro for cash and Maxygen has no obligation to pay such amounts. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2010 & 2011—Equity Incentive Program—Profits Interest Units.”
(13)	Option vested and became exercisable in full on September 18, 2009 in connection with the consummation of the joint venture arrangement with Astellas as provided in Mr. Yonehiro’s retention agreement.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to shares of common stock received by our named executive officers during 2010 upon the exercise of options, the vesting of restricted stock awards and the release of restricted stock unit awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
James R. Sulat	—	—	60,000	$317,800
Chief Executive Officer, Chief Financial Officer and Director
Grant Yonehiro	25,000	$74,000	60,000	$403,200
Senior Vice President; Chief Executive Officer and President of Perseid Therapeutics LLC

(1)	Except as otherwise noted, the value realized upon exercise of stock options reflects the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and the value realized upon vesting of stock awards or release of restricted stock unit awards reflects the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting or release date.

Potential Payments Upon Termination or Change of Control

We have typically entered into change of control agreements with each of our executive officers. The change of control agreements provide the executive officers with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a change of control of the Company (as defined in the change of control agreements).

Change of Control Agreement with Mr. Sulat

We have entered into a change of control agreement with Mr. Sulat in connection with his appointment as our Chief Executive Officer and Chief Financial Officer. Under the change of control agreement, a change of control occurs upon:

•	a dissolution or liquidation of the Company, a sale of all or substantially all the assets of the Company;

•

a merger, recapitalization, reorganization, consolidation or other similar transaction in which beneficial ownership of securities of the Company representing at least thirty-five percent (35%) of the combined voting power entitled to vote in the election of directors has changed;

•

an acquisition by any person, entity or group of securities of the Company representing at least thirty-five percent (35%) of the combined voting power entitled to vote in the election of directors; or

•	the individuals who are members of the incumbent board (as defined in the agreement) cease for any reason to constitute at least fifty percent (50%) of the Board.

Under the change of control agreement, if a change of control occurs and, within eighteen (18) months following the change of control (except as described below), either (x) the Company terminates Mr. Sulat’s employment other than for cause, disability (as each term in defined in the change of control agreements) or death or (y) Mr. Sulat terminates his employment with the Company voluntarily with “good reason” (as defined in the change of control agreements), then in each case (subject to the executive officer entering into a release of claims in favor of the Company), Mr. Sulat is eligible to receive the following payments and benefits:

•

a lump sum payment equal to his yearly base salary in effect on the date of termination (without giving effect to any reduction in base salary subsequent to a change of control that constitutes good reason);

•

each of his outstanding equity awards will have their vesting schedule accelerated in full as of the date of termination and the post-termination exercise period of his outstanding stock options and other awards will automatically be extended to their full original term;

•

if on the date of termination Mr. Sulat is covered by any Company-paid health, disability, accident and/or life insurance plans or programs, the Company will provide to him benefits substantially similar to those that he was receiving immediately prior to the date of termination for up to one (1) year; and

•

Mr. Sulat will also be eligible for and receive a full bonus for the calendar year in which his employment terminates, which will not be less than his target bonus amount regardless of the effective date of his termination.

If a change of control occurs and, within eighteen (18) months following the change of control (except as described below), Mr. Sulat’s employment with the Company is terminated as a result of death or disability, then in each case:

•

each of his outstanding equity awards will have their vesting schedule accelerated such that vesting shall occur as if the vesting had occurred on a monthly basis from the last date of vesting to the date of termination; and

•	the Company will provide him and his or her family, if applicable, with health, disability, accident and/or life insurance benefits as described above.

For the purposes of the change of control agreement, “cause” means Mr. Sulat’s: (i) willful and continued failure to substantially perform his duties; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) dishonesty with respect to a significant matter relating to the Company’s business; or (iv) an uncured material breach of any agreement by and between Mr. Sulat and the Company. For the purposes of the change of control agreement, “good reason” means: (i) any material reduction of Mr. Sulat’s duties, authority or responsibilities relative to his duties, authority, or responsibilities as in effect immediately before such reduction; (ii) a material reduction by the Company in Mr. Sulat’s base compensation, as in effect immediately before such reduction; (iii) a material change in the geographic location at which Mr. Sulat must perform his duties; or (iv) a material breach by the Company of any provision of the change of control agreement.

The change of control agreement provides that in the event that the severance, acceleration of stock options and other benefits payable to Mr. Sulat described above constitute “parachute payments” within the meaning of Section 280G (as it may be amended or replaced) of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Internal Revenue Code, then Mr. Sulat’s benefits shall be either delivered in full, or delivered as to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by Mr. Sulat on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the excise tax.

Prior to a change of control of the Company, the right to receive benefits under the change of control agreement will automatically terminate on the date upon which Mr. Sulat ceases to be an executive officer, for any reason or no reason, as evidenced by his written resignation, by action of the Board removing such executive officer as an executive officer of the Company or otherwise.

Severance Arrangement with Mr. Yonehiro

Mr. Yonehiro executed an offer letter from Perseid in connection with his appointment as its Chief Executive Officer and President, which offer letter became effective upon the consummation of the joint venture arrangements with Astellas. Pursuant to the letter agreement, in the event Perseid terminates Mr. Yonehiro’s employment without “cause” or Mr. Yonehiro terminates his employment with Perseid for “good reason,” then conditioned on execution of a release of claims in favor of Perseid, Mr. Yonehiro will receive from Perseid:

•	Continued payments of his then-current base salary for six (6) months following termination.

•	Pro-rated target bonus for the year of termination.

•	Accelerated vesting of Maxygen and Perseid equity awards by an additional six (6) months and extension of post-termination exercise period of vested options by an additional six (6) months.

•

Perseid reimbursement of Mr. Yonehiro’s premium payments for continued medical, dental and vision coverage elected under COBRA for six (6) months, unless Mr. Yonehiro is receiving medical coverage under Maxygen plans.

For the purposes of the letter agreement, “cause” and “good reason” have the same meanings as described above under Mr. Sulat’s change of control agreement. In addition, Mr. Yonehiro was also entitled to certain severance benefits under his retention agreement. However, effective upon Mr. Yonehiro’s resignation from Maxygen in connection with his appointment as Chief Executive Officer and President of Perseid, he is no longer eligible to receive any severance benefits under his retention agreement with Maxygen.

In addition, Mr. Yonehiro is also entitled to lump sum cash retention bonus payments of $200,000, paid or payable on each of September 18, 2010, 2011 and 2012, provided Mr. Yonehiro remains employed by Maxygen or Perseid through each such date. Upon a termination of employment with Maxygen, including as a result of any consummation by Astellas of the pending transaction to acquire Maxygen’s equity interests in Perseid, Mr. Yonehiro would be entitled to receive from Maxygen a lump sum cash payment of $400,000 (representing the greater of the remaining retention payments under the agreement or six months of his then current base salary).

We intend these change of control and severance arrangements to comply with requirements of Section 409A of the Internal Revenue Code and have designed the agreements to ensure that the arrangements are either exempt from, or satisfy the requirements of, Section 409A.

Estimated Potential Payments

The table below sets forth the estimated current value of potential payments and benefits to each of the named executive officers under the change of control and severance arrangements described above. The amounts shown assume that the triggering events occurred on December 31, 2010. The amounts shown below do not include (i) benefits earned during the term of the named executive officer’s employment that are available to all employees, such as accrued vacation; and (ii) benefits paid by insurance providers under life and disability policies. The actual amounts or value to be paid to or received by the executive officer can only be determined at the time of such executive officer’s separation from the Company or the at the time of actual receipt of benefits.

Triggering Event		Potential Payment or Benefit
		Mr. Sulat(1)	Mr. Yonehiro(2)
Termination by Company Without Cause or by Executive for Good Reason	Cash payment(3)	$788,280	$693,550
	Acceleration of unvested equity awards(4)	$1,507,141	$261,780
	Continuing health, disability, accident and/or life insurance benefits(5)	$28,797	$14,399

	Total	$2,324,218	$969,729

Termination Due to Death or Disability	Cash payment(3)	$0	—
	Acceleration of unvested equity awards(4)	$1,507,141	—
	Continuing health, disability, accident and/or life insurance benefits(5)	$28,797	—

	Total	$1,535,938	—

(1)	Reflects estimated current value of potential payments and benefits to Mr. Sulat upon a qualifying termination of employment within 18 months following a change of control under Mr. Sulat’s change of control agreement.
(2)	Reflects estimated current value of potential payments and benefits upon a qualifying termination of employment under Mr. Yonehiro’s employment agreement with Perseid.
(3)	For Mr. Sulat, amount reflects his annual base salary as of December 31, 2010, plus his full target bonus for 2010. For Mr. Yonehiro, amount reflects six months of his annual base salary as of December 31, 2010, plus his full target bonus for 2010. For Mr. Yonehiro, the amount also includes $400,000, representing his bonus payments remaining to be paid by us under his retention agreement.
(4)	For Mr. Sulat, reflects the intrinsic value of 340,000 shares of restricted common stock that would have become vested before the applicable stated vesting date as a result of a qualifying termination. The intrinsic value of each accelerated share of restricted stock is the closing price of our common stock on December 31, 2010 ($3.93). Also reflects settlement of his CPU award as of December 31, 2010. As of December 31, 2010, Mr. Sulat did not hold any unvested stock options at an exercise price less than $3.93. For Mr. Yonehiro, as applicable, reflects the accelerated vesting of an additional 375,000 units under his PIU award that would have vested during the six months after a qualifying termination on December 31, 2010 and assumes payment of $0.46 per unit for such units. Also reflects the settlement of his CPU award as of December 31, 2010.
(5)	For Mr. Sulat, reflects the estimated cost of premiums for 12 months under COBRA for group medical, dental and vision coverage, based on the premiums in effect at December 31, 2010. For Mr. Yonehiro, reflects the estimated cost of premiums for six months under COBRA for group medical, dental and vision coverage, based on the premiums in effect at December 31, 2010.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As provided by the Dodd-Frank Act and recent SEC rulemaking, we are asking our stockholders to approve an advisory resolution regarding compensation paid to named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related disclosures above. This item, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our 2010 compensation decisions and policies for our named executive officers as discussed in this Proxy Statement.

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. We have designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Accordingly, we are requesting your non-binding, advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this Proxy Statement, is hereby APPROVED.”

Required Vote

If a quorum is present and voting, the affirmative vote of a majority of the votes cast is required (on a non-binding advisory basis) to approve the above resolution. You will vote FOR, AGAINST or ABSTAIN on this Proposal No. 3. Because your vote is advisory, it will not be binding on the Company or the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will carefully consider the outcome of this vote when deliberating future executive compensation decisions for named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION

In Proposal No. 3 above, our stockholders are asked to cast an advisory vote on our executive compensation as described in this Proxy Statement (a “say-on-pay” vote). Pursuant to the Dodd-Frank Act and recent SEC rulemaking, at least once every six years we are required to ask stockholders to cast an advisory vote on how often we should include the say-on-pay vote similar to Proposal No. 3 in our proxy materials for future stockholder meetings.

Required Vote

The proxy card provides stockholders with four choices for voting on Proposal No. 4: 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN. The option, if any, that receives the affirmative vote of a majority of the votes cast on the proposal will be the option selected by our stockholders. Because your vote on this proposal is advisory, it will not be binding on the Company or the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board values the opinions of our stockholders as expressed through their votes on this proposal and will carefully consider the outcome of this vote when making future decisions regarding the frequency of say-on-pay votes.

THE BOARD RECOMMENDS A VOTE FOR THE “1 YEAR” ALTERNATIVE SET OUT IN THE PROXY CARD FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

To be included in our proxy statement and form of proxy relating to the 2012 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be received by the Secretary of the Company at our principal executive offices at 515 Galveston Drive, Redwood City, California 94063, no later than December 15, 2011, 120 days prior to the date of this proxy statement for this year’s Annual Meeting (unless the 2012 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting).

Under our bylaws, proposals of our stockholders that are intended to be presented at our 2012 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices at 515 Galveston Drive, Redwood City, California 94063, no later than January 27, 2012, 120 days prior to the first anniversary of this year’s Annual Meeting (unless the 2012 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date). Notices of stockholder proposals must also meet all the other requirements as specified in our restated bylaws. Stockholders are advised to review our restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. A copy of our amended and restated bylaws is available on our website at www.maxygen.com under “Corporate Governance” and may also be obtained by writing to our Corporate Secretary at the address above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were timely met during 2010.

HOUSEHOLDING

SEC rules allow a single copy of the proxy materials or the notice of Internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed in writing to Corporate Secretary, Maxygen, Inc., 515 Galveston Drive, Redwood City, California 94063 or by telephone to (650) 298-5300. Stockholders wishing to receive separate copies of the Company’s proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of the Company’s proxy statements and annual reports if they are receiving multiple copies of the Company’s proxy statements and annual reports, should also direct requests as indicated in the preceding sentence.

WHERE YOU CAN FIND MORE INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2010 is being mailed with this Proxy Statement to stockholders of the Company and posted on the Company’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investors page of our corporate website at www.maxygen.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and is not incorporated herein by reference.

Statements contained in this Proxy Statement, or in any document incorporated by reference in this Proxy Statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed on March 8, 2011).

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to us at 515 Galveston Drive, Redwood City, California 94063, Telephone (650) 298-5300, on the Investors page of our corporate website at www.maxygen.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 13, 2011. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

/s/ John M. Borkholder
John M. Borkholder
General Counsel & Secretary

MAXYGEN, INC. 515 GALVESTON DRIVE REDWOOD CITY, CA 94063 ATTN: JOHN BORKHOLDER

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the

The Board of Directors recommends you vote

FOR all of the following director nominee(s) on the line below.

nominees: 0 0 0

1. Election of Directors

Nominees

01 Louis G. Lange 02 Kenneth B. Lee, Jr. 03 Ernest Mario 04 Gordon Ringold 05 Isaac Stein

06 James R. Sulat

The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain

2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Maxygen for the 0 0 0 fiscal year ending December 31, 2011.

3. Advisory vote on executive compensation (Say on Pay vote). 0 0 0

The Board of Directors recommends you vote every 1 YEAR on proposal 4: 1 year 2 years 3 years Abstain

4. Advisory vote on the frequency of holding the Say on Pay vote. 0 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000103139_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

MAXYGEN, INC. Annual Meeting of Stockholders May 27, 2011 8:30 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints James R. Sulat and John Borkholder, or either of them, as proxy, each with the power to appoint their substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MAXYGEN, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Pacific Daylight Time on May 27, 2011, at the offices of Maxygen, Inc., 301 Galveston Drive, Redwood City, CA 94063, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000103139_2 R1.0.0.11699